UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)
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OXiGENE, Inc.
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230 THIRD AVENUE
WALTHAM, MASSACHUSETTS 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JULY 23, 2008

TO OUR STOCKHOLDERS:

Please take notice that the 2008 annual meeting of stockholders of OXiGENE, Inc., a Delaware corporation, will be held on Wednesday, July 23, 2008, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at Chrysler Center, 666 Third Avenue, New York, NY 10017, for the following purposes:

1. To elect nine members to the Board of Directors to hold office until the 2009 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve the issuance of up to 5,708,035 shares of our common stock, representing 19.9% of our currently outstanding shares of common stock, to Kingsbridge Capital Limited (“Kingsbridge”), pursuant to the Common Stock Purchase Agreement, dated as of February 19, 2008, by and between Kingsbridge and the Company, as described in the attached proxy statement; and

3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on June 6, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Richard Chin, M.D.
President, Chief Executive Officer and Secretary

April 28, 2008

230 THIRD AVENUE
WALTHAM, MASSACHUSETTS 02451
(781) 547-5900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, JULY 23, 2008

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2008 annual meeting of stockholders and any adjournments of the Annual Meeting. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. This Proxy Statement and the proxy card were first mailed to stockholders on or about June 20, 2008.

Who Can Vote.  Record holders of our common stock at the close of business on the record date, June 6, 2008, may vote at the Annual Meeting. On April 17, 2008, approximately 80 record holders held 28,541,607 shares of our outstanding common stock. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders.

How You Can Vote.  You can only vote your shares if you are either present in person or represented by proxy at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you properly fill in your proxy card and send it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board of Directors.

Recommendation of the Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of the nine (9) director nominees, and “FOR” authorization to sell up to 5,708,035 shares of the Company’s common stock pursuant to the Company’s Committed Equity Financing Facility with Kingsbridge Capital Limited.

If any other matter is properly presented, the proxy holders will vote your shares in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Revocation of Proxies.  If you return your proxy card, you may revoke your proxy at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	by voting in person at the Annual Meeting;

•	by delivering a written notice of revocation dated after the date of the proxy card to our principal offices at 230 Third Avenue, Waltham, Massachusetts 02451, Attention — Secretary; or

•	by timely delivering another proxy card dated after the date of the proxy card that you wish to revoke.

Voting in Person.  If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on June 6, 2008, the record date for determining who is entitled to vote.

Required Votes.  With respect to the election of directors, the nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. With respect to the vote on the Committed Equity Financing Facility, a majority of the votes cast on this proposal is required for approval.

Broker Non-Votes, Withholdings and Abstentions.

•	Broker Non-Votes: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Your broker will be entitled to vote your shares on Proposal 1. Broker non-votes will have no effect on the results of the vote on Proposal 1. Your broker will not be entitled to vote your shares on Proposal 2. Broker non-votes will have no effect and will not be counted towards the vote total for Proposal 2.

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the results of the vote for directors.

•	Abstentions: Abstentions are not counted for purposes of electing directors. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “against” votes.

Quorum.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents.

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and OXiGENE. It reduces the volume of duplicate information received at your household and helps to reduce OXiGENE’s expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of OXiGENE annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another OXiGENE stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your OXiGENE shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing to them at 6201 15th Avenue, Brooklyn, NY 11219.

•	If a broker or other nominee holds your OXiGENE shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Throughout this Proxy Statement, the terms “OXiGENE,” “WE,” “US,” “OUR” or “COMPANY” mean OXiGENE, Inc.

PROPOSAL 1 — ELECTION OF DIRECTORS

Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 2009 annual meeting of stockholders and until his successor is elected. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for director unavailable.

Our Board of Directors currently consists of nine members, including six members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Under our by-laws, the number of members of our Board of Directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors has set the size of the Board of Directors at nine, effective as of the Annual Meeting, and nominated Messrs. Joel-Tomas Citron, David Chaplin, Richard Chin, Roy Fickling, Arthur B. Laffer, Per-Olof Söderberg, William Schwieterman, William N. Shiebler and J. Richard Zecher for election at the Annual Meeting. The nine nominees include six members who qualify as independent directors under the rules of the NASDAQ Stock Market. A plurality of the shares voted affirmatively at the Annual Meeting is required to elect each nominee as a director.

Each nominee for election to the Board of Directors is currently serving as a director. The following information with respect to each nominee has been furnished to us by that nominee. The ages of the nominees are as of March 30, 2008. We currently employ Messrs. Citron, Chaplin and Chin.

Directors

JOEL-TOMAS CITRON

Age:	45

Director Since:	2000; Chairman of the Board since December 2001

Principal Occupation:	Mr. Citron is President and Chief Executive Officer of Jovian Holdings Inc.

Business Experience:	Mr. Citron has served as President and Chief Executive Officer of Jovian Holdings Inc. since 2002. Mr. Citron is also the Managing Partner of Jove Partners L.L.P., an investment partnership.
Mr. Citron served as the Chairman of Provide Commerce, Inc., a San Diego-based company, from 2001 to 2006. From 1998 to 2001 he was Vice Chairman, President and Chief Executive Officer of Miami-based MasTec, Inc. Mr. Citron served as Chairman of the Board and President of Proventus Inc., and was a Senior Executive of Proventus AB, a large international investment company based in Stockholm, Sweden, and New York from 1992 to 1998.
Mr. Citron currently serves as chairman or director of several privately held companies.

DAVID CHAPLIN, Ph.D.

Age:	52

Director Since:	2005; Vice Chairman of the Board since December 2005

Principal Occupation:	Dr. Chaplin has served as our Chief Scientific Officer and Head of Research and Development since July 2000.

Business Experience:	From 1999 to 2000, Dr. Chaplin served as Vice President of Oncology at Aventis Pharma in Paris. Prior to the merger of Rhone Poulenc Rorer (“RPR”) with Hoechst Marion Roussell, Dr. Chaplin was Senior Director of Oncology at RPR from 1998 to 1999. From 1992 to 1998, Dr. Chaplin headed up the Cancer Research Campaign’s (“CRC”) Tumor Microcirculation Group, based at the Gray Laboratory Cancer Research Trust, Mount Vernon Hospital, London. During this time, he was also a member of the CRC Phase I/ II clinical trials committee. Dr. Chaplin also served as Section Head of Cancer Biology at Xenova in the U.K. from 1990 to 1992, and held a senior staff appointment at the British Columbia Cancer Research Centre from 1982 to 1990.

RICHARD CHIN, M.D.

Age:	41

Director Since:	2005

Principal Occupation:	Dr. Chin has served as our President and Chief Executive Officer since July 2006.

Business Experience:	Prior to joining OXiGENE, Dr. Chin had served as Senior Vice President and Head of Global Development for Elan Corporation, plc since May 2005 and served as Senior Vice President and Head of Global Medical Affairs of Elan from June 2004 until May 2005. As Senior Vice President and Head of Global Development for Elan Corporation, Dr. Chin had worldwide responsibility for Clinical Development, Regulatory, Biostatistics, CMC, QA/Compliance, Safety and Medical Affairs. Prior to June 2004, Dr. Chin served in various clinical and scientific roles of increasing responsibility for Genentech, Inc. between March 1999 and June 2004, and ultimately served as the company’s Group Director and Head of Clinical Research, Biotherapeutics Unit. While at Genentech, Dr. Chin oversaw approximately 50% of the Phase I through Phase IV clinical trials. He played leadership roles on multiple projects, including Genentech’s anti-VEGF antibody, Lucentis, and served as Team Leader for Avastin® Non-Oncology Teams. Dr. Chin began his career in pharmaceuticals in July 1997 at Procter and Gamble Pharmaceuticals where he served as Associate Medical Director. Dr. Chin holds a Medical Degree from Harvard Medical School. He received a Masters degree and Bachelor of Arts degree in Law with honors from Oxford University, England under a Rhodes Scholarship. He graduated with a Bachelor of Arts in Biology, magna cum laude, from Harvard University. Dr. Chin is a Diplomate, American Board of Internal Medicine and is licensed to practice medicine in California.

Other Directorships:	Dr. Chin currently serves on the Board of Directors of Genmedica, located in Barcelona, Spain.

ROY HAMPTON FICKLING

Age:	41

Director Since:	2007

Principal Occupation:	Mr. Fickling has been the owner and President of Fickling & Company, Inc., a Macon, Georgia-based regional real estate development, brokerage, management and consulting firm, since October 1993.

Business Experience:	Mr. Fickling was a founding Director of Rivoli Bank & Trust, of Macon and of Beech Street, U.K., Ltd. of London, England, an international healthcare administration firm. He was a major shareholder and advisor to Beech Street Corporation, the largest private PPO network, prior to its acquisition by Concentra, Inc. in 2005. Prior to forming Fickling & Company, Mr. Fickling was employed by Charter Medical Corporation where he worked in the administration of both a medical surgical hospital and a psychiatric hospital. Mr. Fickling holds a B.A. in Business Administration from the University of Georgia.

Other Directorships:	Mr. Fickling is a member of the board of directors of Piedmont Community Bank (public), and also serves on the board of directors of several closely held investment and operating companies.

ARTHUR B. LAFFER, PH.D.

Age:	67

Director Since:	1998

Principal Occupation:	Dr. Laffer has been the Chairman of Laffer Associates, an economic research and financial consulting firm, since 1979. Dr. Laffer is also Chairman of Laffer Investments, an institutional money management firm, since 1999.

Business Experience:	From 1981 to 1989, Dr. Laffer was a member of President Ronald Reagan’s Economic Policy Advisory Board. He was a Distinguished University Professor at Pepperdine University, and a member of Pepperdine’s Board of Directors. From 1976 to 1984, Dr. Laffer was the Charles B. Thornton Professor of Business Economics at the University of Southern California. From 1970 to 1976, Dr. Laffer was an Associate Professor of Business Economics at the University of Chicago. From 1972 to 1977, Dr. Laffer was a consultant to the Secretaries of Treasury and Defense. From October 1970 to July 1972, Dr. Laffer was the First Chief Economist at the Office of Management and Budget under George Shultz, while on leave of absence from the University of Chicago.

Other Directorships:	Dr. Laffer serves on the board of directors or board of advisors of numerous public and private companies, including MPS Group, Inc. (public), and the Nicholas Applegate Institutional Funds.

WILLIAM D. SCHWIETERMAN, M.D.

Age:	49

Director Since:	2007

Principal Occupation:	Dr. Schwieterman has been an independent consultant to biotech and pharmaceutical companies specializing in clinical development since July 2002.

Business Experience:	Dr. Schwieterman is a board-certified internist and a rheumatologist who was formerly Chief of the Medicine Branch and Chief of the Immunology and Infectious Disease Branch in the Division of Clinical Trials at the FDA. In these capacities and others, Dr. Schwieterman spent 10 years at the FDA in the Center for Biologics overseeing a wide range of clinical development plans for a large number of different types of molecules. Dr. Schwieterman holds a B.S. and M.D. from the University of Cincinnati.

WILLIAM N. SHIEBLER

Age:	66

Director Since:	2002

Principal Occupation:	Mr. Shiebler is a principal in two family investment businesses — Tree Tops Investment LLC and Tree Tops Corporation LLC.

Business Experience:	From March 2002 to March 2007, Mr. Shiebler was the Advisory Vice Chairman and CEO of the Americas of Deutsche Asset Management, the asset arm of Deutsche Bank. Prior to joining Deutsche Bank, Mr. Shiebler was the President and CEO of Putnam Mutual Funds and prior to that he was President and COO of Dean Witter’s Intercapital Division.

Other Directorships:	Mr. Shiebler is a Director of Attensity Corp. (private) as well as an advisory board member of several corporations. Mr. Shiebler is currently chairman of the Park City Center for Public Policy, and a Trustee of the U.S. Ski and Snowboard Team Foundation, among other charitable and community organizations. Previously, Mr. Shiebler was a trustee or director of a number of other corporate and community organizations, including the Salt Lake Olympic Committee and Kean University. Mr. Shiebler was also a member of the Presidential Commission on Medicaid.

PER-OLOF SÖDERBERG

Age:	52

Director Since:	1997

Principal Occupation:	Mr. Söderberg is Chairman and co-owner of Söderberg & Partners, a financial services company specializing in pension money consulting and insurance brokerage in the Scandinavian market.

Business Experience:	Mr. Söderberg holds a Masters degree from Stockholm’s School of Economics and an MBA from INSEAD, France. Mr. Söderberg has twenty-five years business experience as a board member of several companies and as an investor, but also with wholesale and trading companies located in Scandinavia. Prior to founding Söderberg & Partners in 2004, Mr. Söderberg was President of Dahl International for fifteen years, a company which has grown from a local wholesaler to the leading wholesaler in its area with over 250 affiliates in Denmark, Norway, Poland, Sweden, Estonia and Finland.

Other Directorships:	Mr. Söderberg serves as a director of RATOS, a private equity company publicly listed in Stockholm; Skandia Investment, a private equity small cap fund in Scandinavia; and a board member of the Stockholm School of Economics.

J. RICHARD ZECHER, PH.D.

Age:	67

Director Since:	2004

Principal Occupation:	Dr. Zecher is a founder of Investor Analytics, an Internet-based risk management system that supports portfolio managers, and the Head of the Investor Analytics Institute, the research arm of Investor Analytics. Dr. Zecher also co-founded Sutton Asset Management, a global macroeconomic hedge fund.

Business Experience:	Prior to founding Sutton Asset Management and Investor Analytics, Dr. Zecher was President and CEO of UBS Asset Management, Inc., and of its predecessor, Chase Investors Management Corporation. From 1986 to 1990, Dr. Zecher held the positions of Treasurer and Global Risk Manager at the Chase Manhattan Bank, and from 1981 to 1986 he was the Chief Economist at Chase. He served as a Public Director on the Chicago Board Options Exchange from 1979 through 1997, and was Chairman of its Audit Committee from 1988 through 1997.

Other Directorships:	Dr. Zecher is the Chairman of the Board of Queensboro Management, Limited and a board member of Investor Analytics LLC, Sutton Asset Management LLC and Delaware Mutual Funds.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION TO THE BOARD OF DIRECTORS OF EACH DIRECTOR NOMINEE NAMED ABOVE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ELECTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2 — THE ISSUANCE OF UP TO 5,708,035 SHARES OF OUR COMMON STOCK
UNDER THE COMMITTED EQUITY FINANCING FACILITY, or CEFF, WITH KINGSBRIDGE

We are asking our stockholders to approve the issuance of up to 5,708,035 shares of our common stock, representing 19.9% of our currently outstanding shares of common stock, to Kingsbridge pursuant to the Common Stock Purchase Agreement, dated as of February 19, 2008, by and between Kingsbridge and the Company (the “Purchase Agreement”).

Our Board of Directors unanimously approved the Purchase Agreement and the issuance of securities thereunder and recommends that the issuance of such securities pursuant to the Purchase Agreement be presented to our stockholders for approval.

Reasons for Seeking Stockholder Approval

As a result of being listed for trading on the The NASDAQ Global Market, issuances of our common stock are subject to the NASDAQ Marketplace Rules, including Rule 4350(i) thereof. Under Rule 4350(i), stockholder approval must be sought in connection with the sale, issuance, or potential issuance by a listed company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of presently outstanding common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Pursuant to the terms of the CEFF, the purchase price of the shares to be sold to Kingsbridge will be at a discount of up to 12% from the volume weighted average of the price of our common stock for each of the eight trading days following our election to sell shares. On April 17, 2008, the closing price of our common stock as reported on NASDAQ was $1.84 per share.

In accordance with the terms of the CEFF, we do not currently intend to issue to Kingsbridge more than 5,708,035 shares of our common stock, representing 19.9% of our currently outstanding common stock. Thus, we are not required to obtain stockholder approval of the CEFF under Rule 4350(i). If we were, however, to conduct another non-public offering of our securities at a price that is below the greater of book or market value of the stock within several months of the issuance of shares under the CEFF, the possibility exists that NASDAQ, in accordance with its rules and regulations, could integrate issuances under the CEFF with the other non-public offering in determining whether the amount of securities to be issued in the two offerings exceeded 20% of our outstanding common stock, which could then require us to obtain stockholder approval of the issuance of our securities in the other offering or in both offerings. If our stockholders approve the issuance of securities under the CEFF at the annual meeting, we believe that the integration of the CEFF with another non-public offering under Rule 4350(i) will be highly unlikely. In order to avoid this issue of a potential integration of two offerings under the NASDAQ rules, and the related potential delay of the other offering that could be caused by a need to obtain stockholder approval under Rule 4350(i), our Board of Directors recommends that our stockholders vote to approve the issuance of up to 5,708,035 shares of our common stock under the CEFF at the annual meeting.

Factors Considered by the Board of Directors in Recommending the Approval of the Issuance of Shares under the CEFF

In developing the recommendation to the stockholders to vote in favor of the issuance of our securities under the CEFF, the Board of Directors considered the following factors:

1. Stockholders’ best interests will be served if the Company is able to continue to develop its technologies towards regulatory approval and marketing of its product candidates;

2. The research and development expenses to achieve its product development goals will be significant; and

3. Substantial financing will be required to achieve the Company’s key development milestones.

The Board intends to continue to pursue alternative and/or additional sources of financing during the term of the CEFF. Our technology is still in a relatively early stage of development, and we believe it is critical to have access to sufficient financial resources to achieve meaningful development milestones.

Use of Proceeds from Sales Under the CEFF

We plan to use the proceeds from sales of our common stock to Kingsbridge under the CEFF, and from any cash exercises of warrants to purchase our common stock by Kingsbridge, to advance the pre-clinical and clinical development of our product candidates, including ZYBRESTAT and OXi4503, and for general corporate purposes.

Effect of Issuances under the CEFF; Dilution

Issuances of our common stock under the CEFF or upon exercise of the Kingsbridge warrant will have no effect on your rights or privileges as an existing holder of our common stock, except that the economic and voting interests of each stockholder will be diluted as a result of any such issuances. What this means is that, although the number of shares of common stock that current stockholders presently own will not decrease, the shares that are held by our current stockholders will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to Kingsbridge. Also, if we elect to draw down amounts under the CEFF when our share price is decreasing, we will need to issue more shares to raise the same amount of money than we would have if our stock price had been higher. This will result in greater dilution and could cause our stock price to decrease further. An example of the effect of issuing shares when our stock price is comparatively low is set forth below.

Under the CEFF, the purchase price of the shares to be sold to Kingsbridge will be at a discount of up to 12% from the volume weighted average price of our common stock for each of the eight trading days following our election to sell shares to Kingsbridge. The table below illustrates an issuance of shares of common stock to Kingsbridge under the CEFF for a hypothetical draw down amount of $1,000,000 at an assumed volume weighted average price of $1.73, which is equal to the closing price of our common stock on the NASDAQ Global Market on April 23, 2008.

Draw Down			Price to be Paid by	Number of Shares
Amount	VWAP	% Discount	Kingsbridge	to be Issued

$1,000,000	$1.73	12%	$1.52	657,894

By comparison, if the volume weighted average price of our stock was lower than $1.73, the number of shares that we would be required to issue in order to have the same draw down amount of $1,000,000 would be larger, as shown by the following table:

Draw Down			Price to be Paid by	Number of Shares
Amount	VWAP	% Discount	Kingsbridge	to be Issued

$1,000,000	$1.50	12%	$1.32	757,575

Accordingly, the effect of the second example outlined above from the first example outlined above, would be additional dilution of approximately 15%, or an additional 99,681 shares issued due to the lower stock price. In effect, a lower price per share of our common stock means a higher number of shares to be issued to Kingsbridge, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Kingsbridge, and because our existing stockholders may disagree with a decision to sell shares to Kingsbridge at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

Summary of the CEFF

On February 19, 2008, we entered into the CEFF with Kingsbridge, pursuant to which Kingsbridge committed to purchase, subject to certain conditions, up to $40 million of our common stock. As part of the CEFF, we entered into the Purchase Agreement and a Registration Rights Agreement with Kingsbridge, both dated February 19, 2008, and on that date we also issued a warrant to Kingsbridge to purchase up to 250,000 shares of our common stock at a price of $2.74 per share. This warrant is fully exercisable beginning six months after February 19, 2008 and for a period of five years thereafter, subject to certain conditions.

The following summary of the CEFF does not purport to be complete and is qualified by reference to the Purchase Agreement, a copy of which has been filed as Appendix A hereto.

Purchase Agreement

The Purchase Agreement entitles us to sell and obligates Kingsbridge to purchase, from time to time over a period of three years, shares of our common stock for cash consideration up to an aggregate of $40 million, subject to certain conditions and restrictions. The securities that may be issued to Kingsbridge under the Purchase Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act. Pursuant to the Registration Rights Agreement, on March 18, 2008, we filed a registration statement covering the possible resale by Kingsbridge of up to 5,708,035 shares of common stock that we may issue to Kingsbridge under the Purchase Agreement, and 250,000 shares of common stock issuable upon exercise of the warrant. Through the prospectus included in the registration statement, Kingsbridge may offer these shares to the public for resale.

For a period of 36 months from the first trading day following the effective date of the prospectus, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the CEFF by selling shares of our common stock to Kingsbridge. The purchase price of these shares will be at a discount of up to 12% from the volume weighted average of the price of our common stock for each of the eight trading days following our election to sell shares, or “draw down,” under the CEFF. The discount on each of these eight trading days will be determined as follows:

	Percent	(Applicable
VWAP*	of VWAP	Discount)

Greater than $12.00 per share	95%	(5)%
Less than or equal to $12.00 per share but greater than or equal to $9.01 per share	94%	(6)%
Less than or equal to $9.00 per share but greater than or equal to $5.51 per share	92%	(8)%
Less than or equal to $5.50 per share but greater than or equal to $2.41 per share	90%	(10)%
Less than or equal to $2.40 per share but greater than or equal to $1.25 per share	88%	(12)%

*	As set forth in the Purchase Agreement, “VWAP” means the volume weighted average price (the aggregate sales price of all trades of common stock during each trading day divided by the total number of shares of common stock traded during such trading day) of the common stock during any trading day as reported by Bloomberg, L.P. using the AQR function.

During the eight trading day pricing period for a draw down, if the VWAP for any one trading day is less than the greater of (i) 85% of the closing price of the Company’s common stock on the trading day immediately preceding the commencement of such draw down pricing period, or (ii) $1.25, such trading day shall not be used in calculating the number of shares to be issued in connection with such draw down, and the draw down amount in respect of such draw down pricing period shall be reduced by one eighth (1/8th) of the initial draw down amount specified in the draw down notice. If trading in the Company’s common stock is suspended for any reason for more than three (3) consecutive or non-consecutive hours during any trading day during a draw down pricing period, such trading day shall not be used in calculating the number of shares to be issued in connection with such draw down, and the draw down amount in respect of such draw down pricing period shall be reduced by one eighth (1/8th) of the initial draw down amount specified in the draw down notice.

The maximum number of shares of common stock that we can issue pursuant to the CEFF without obtaining stockholder approval at the annual meeting is the lesser of 5,708,035 shares and $40 million of our common stock. An additional 250,000 shares of common stock are issuable if Kingsbridge exercises the warrant that we issued to it in connection with the CEFF. We intend to exercise our right to draw down amounts under the CEFF, if and to the extent available, at such times as we have a need for additional capital and when we believe that sales of stock under the CEFF provide an appropriate means of raising capital. We may exercise our right to draw down shortly after the effective date of the registration statement.

Our ability to require Kingsbridge to purchase our common stock is subject to various limitations. We can make draw downs of up to the lesser of $10 million or either (i) 2.0% of the closing price market value of our outstanding shares of common stock at the time of the draw down or (ii) the lesser of 3.5% of the closing price market value of our outstanding shares of common stock at the time of the draw down and the alternative draw down amount calculated pursuant to the Purchase Agreement. Unless Kingsbridge agrees otherwise, a minimum of three trading days must elapse between the expiration of any draw down pricing period and the beginning of the next draw down pricing period. Kingsbridge is not obligated to purchase shares when the VWAP is below $1.25 per share.

During the term of the CEFF, without Kingsbridge’s prior written consent, we may not issue securities that are, or may become, convertible or exchangeable into shares of common stock where the purchase, conversion or exchange price for our common stock is determined using a floating discount or other post-issuance adjustable discount to the market price of the common stock, including pursuant to an equity line or other financing that is substantially similar to the arrangement provided for in the CEFF, with certain exceptions.

Kingsbridge agreed in the common stock purchase agreement that during the term of the CEFF, neither Kingsbridge nor any of its affiliates, nor any entity managed or controlled by it, will enter into any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In the Purchase Agreement, we made customary representations and warranties to Kingsbridge relating to us, our business and the issuance of securities pursuant to the CEFF and agreed to indemnify Kingsbridge for breaches of our representation and warranties in certain circumstances.

Before Kingsbridge is obligated to buy any shares of our common stock pursuant to a draw down, the following conditions, none of which is in Kingsbridge’s control, must be met:

•	Each of our representations and warranties in the Purchase Agreement shall be true and correct in all material respects as of the date when made and as of the draw down exercise date as though made at that time, except for representations and warranties that are expressly made as of a particular date.

•	We shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement, the Registration Rights Agreement and the warrant to be performed, satisfied or complied with by us.

•	We shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the consummation of the transactions it contemplates.

•	The registration statement shall have previously become effective and shall remain effective.

•	We shall not have knowledge of any event that could reasonably be expected to have the effect of causing the registration statement applicable to Kingsbridge’s resale of shares of our common stock to be suspended or otherwise ineffective.

•	Trading in our common stock shall not have been suspended by the U.S. Securities and Exchange Commission, or SEC, The NASDAQ Global Market or the Financial Industry Regulatory Authority and trading in securities generally on The NASDAQ Global Market shall not have been suspended or limited.

•	No statute, rule, regulation, executive order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority which prohibits the consummation of any of the transactions contemplated by the Purchase Agreement.

•	No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and to our knowledge no investigation by any governmental authority shall have been threatened, against us or any of our officers, directors or affiliates seeking to enjoin, prevent or change the transactions contemplated by the Purchase Agreement.

•	We shall have sufficient shares of common stock, calculated using the closing trade price of the common stock as of the trading day immediately preceding a draw down, registered under the registration statement to issue and sell such shares in accordance with such draw down.

•	We shall not be in default in any material respect under the warrant issued to Kingsbridge to purchase up to 250,000 shares.

•	Kingsbridge shall have received an opinion in the form previously agreed to.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Purchase Agreement or that we will be able to draw down any portion of the amounts available under the CEFF.

Registration Rights Agreement

We also entered into a Registration Rights Agreement with Kingsbridge. Pursuant to the Registration Rights Agreement, on March 18, 2008, we filed a registration statement with the SEC relating to Kingsbridge’s resale of any shares of common stock purchased by Kingsbridge under the Purchase Agreement or issued to Kingsbridge as a result of the exercise of the Kingsbridge warrant. The effectiveness of this registration statement is a condition precedent to our ability to sell common stock to Kingsbridge under the Purchase Agreement. In the event that we fail to maintain the effectiveness of the registration statement (other than during a blackout period as discussed below), and such failure was within our reasonable control, we must pay to Kingsbridge certain amounts based on the change in market price of our common stock during the period of ineffectiveness of the registration statement or offer to repurchase our shares from Kingsbridge at a price based on the market price of our common stock on the trading day prior to the first day of ineffectiveness of the registration statement. We are entitled in certain circumstances, including the existence of certain kinds of nonpublic information, to deliver a blackout notice to Kingsbridge to suspend the use of the prospectus included in the registration statement and prohibit Kingsbridge from selling shares under the prospectus. If we deliver a blackout notice in the 15 trading days following the settlement of a draw down, then we must pay amounts to Kingsbridge, or issue Kingsbridge additional shares in lieu of payment, calculated by means of a varying percentage of an amount based on the number of shares held by Kingsbridge that were purchased pursuant to the draw down and the change in the market price of our common stock between the date the blackout notice is delivered and the date the prospectus again becomes available.

Listing of our Common Stock

The shares of our common stock to be issued pursuant to the CEFF and upon exercise of the warrant issued to Kingsbridge will be listed on the The NASDAQ Global Market under the symbol “OXGN.”

Votes Required to Approve the Issuance of Securities under the CEFF Pursuant to the Purchase Agreement

Approval of the issuance of securities under the CEFF pursuant to the Purchase Agreement requires an affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions will be counted towards the vote total for this proposal, and will have the same effect as “against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SECURITIES UNDER THE CEFF PURSUANT TO THE PURCHASE AGREEMENT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ISSUANCE OF SECURITIES UNDER THE CEFF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

BOARD AND COMMITTEE MEETINGS

During 2007, the Board of Directors held four meetings. In addition, the Board of Directors has established three committees whose functions and current members are noted below. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee (collectively, the “Board Committees”) are committees of the Board of Directors and consist solely of members of the Board of Directors. The Board Committees met a total of nine times in 2007. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he served during 2007. The Board has also adopted a policy under which each member of the Board is required to make every effort to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders in 2007.

Our Board has determined that the following members of the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market (“NASDAQ”): Messrs. Roy H. Fickling, Arthur B. Laffer, William D. Schwieterman, William N. Shiebler, Per-Olof Söderberg and J. Richard Zecher.

Audit Committee.  During 2007, the Audit Committee consisted of Messrs. William N. Shiebler, Per-Olof Söderberg, J. Richard Zecher and Arthur B. Laffer (Chairman). Effective in January 2008, Roy H. Fickling was added as a member of the Audit Committee. During 2007, the Audit Committee held five meetings. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The Board has determined that Dr. Laffer is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of

Regulation S-K. The Board of Directors has adopted a charter for the Audit Committee, which is reviewed and reassessed annually by the Audit Committee. A copy of the Audit Committee’s written charter is publicly available on our website at www.oxigene.com.

Securities and Exchange Commission rules require that we disclose our compliance with NASDAQ listing standards regarding the independence of our Audit Committee members and inclusion in the Audit Committee of any non-independent director. Currently, all of our Audit Committee members are independent as defined under NASDAQ listing standards. Please also see the Audit Committee Report set forth on page 22 of this Proxy Statement.

Compensation Committee.  During 2007, the Compensation Committee consisted of Messrs. Arthur B. Laffer (Chairman), William N. Shiebler and J. Richard Zecher. Effective in January 2008, Roy H. Fickling and William Schwieterman were added as members of the Compensation Committee. During 2007, the Compensation Committee held three meetings. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation philosophy and compensation guidelines for our executives, the role and performance of our executive officers, appropriate compensation levels for our Chief Executive Officer, which are determined without the Chief Executive Officer present, and other executives based on a comparative review of compensation practices of similarly situated businesses. The Compensation Committee also makes recommendations to the Board regarding the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation. Each year, the Compensation Committee reviews and assesses the three main components of each named executive officer’s compensation: base salary, incentive compensation and equity compensation. Adjustments to base salary are generally only made when there has been a change in the scope of the responsibilities of the named executive officer or when, based on a review of the base salary component of executive officers in companies of a similar size and stage of development, the Committee members believe that an adjustment is warranted in order to remain competitive. Each year, the executive management of the Company determines and agrees with the Compensation Committee on its corporate goals and objectives for the ensuing year. At the end of each year, the attainment of each objective is assessed and incentive awards are made to each executive based on his contribution to achieving the objectives and at a percentage of base salary outlined in the executive’s employment agreement. In addition, equity compensation is reviewed annually. Awards are made based on either provisions of an executive’s employment agreement, or an assessment of each executive’s equity compensation position relative to the Company’s other executives. Please also see “Compensation Discussion and Analysis,” set forth on pages 15-21 of this Proxy Statement and Compensation Committee Report, set forth on page 21 of this Proxy Statement. All members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ. A copy of the Compensation Committee’s written charter is publicly available on our website at www.oxigene.com.

Nominating and Governance Committee.  During 2007, the Nominating and Governance Committee consisted of Messrs. William N. Shiebler (Chairman), Per-Olof Söderberg and Arthur B. Laffer. Effective in January 2008, Roy H. Fickling was added as a member of the Nomination and Governance Committee. During 2007, the Nominating and Governance Committee held one meeting. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by NASDAQ. The Nominating and Governance Committee may consider candidates recommended by stockholders, as well as from other sources, such as current directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the biotechnology industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2009 annual meeting of stockholders using the procedures set forth in the Company’s by-laws, it must follow the procedures described below in “Stockholder Proposals and Nominations for Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating and Governance Committee by mail at OXiGENE, Inc., 230 Third Avenue, Waltham, Massachusetts 02451. A copy of the Nominating and Governance Committee’s written charter is publicly available on our website at www.oxigene.com.

Compensation Committee Interlocks and Insider Participation.  Our Compensation Committee currently consists of Messrs. Arthur B. Laffer (Chairman), William N. Shiebler, Roy H. Fickling, William Schwieterman and J. Richard Zecher. None of these directors are or have been employed by us.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 781-547-5900. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should submit his or her questions to the appropriate director using the contact information and instructions for this purpose set forth on the Company’s website at www.oxigene.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings

•	resumes and other forms of job inquiries

•	surveys

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission and us initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other of our equity securities. For these purposes, the term “other equity securities” would include options granted under our 2005 Stock Plan. To our knowledge, based solely on a review of the forms and written representations received by us from our Section 16 reporting persons, during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to the reporting persons were properly and timely satisfied, except that one report, covering one transaction, was filed late by Dr. Harris; one report, covering one transaction, was filed late by Dr. Chaplin; and one report, covering one transaction, was filed late by Mr. Murphy.

EXECUTIVE OFFICERS OF THE COMPANY

See above for biographical information pertaining to Joel-Tomas Citron, our Chairman, David Chaplin, our Vice Chairman, Chief Scientific Officer and Head of Research and Development, and Richard Chin, our President and Chief Executive Officer.

John A. Kollins, 45, was appointed as our Senior Vice President and Chief Business Officer in March 2007. Mr. Kollins has nearly 20 years of pharmaceutical and biotechnology industry experience, specifically in strategic marketing, new product development and business development. Prior to joining OXiGENE, Mr. Kollins had been an independent consultant since February 2005. His clients have included GRT Capital Partners, LLC’s health care fund, GRT Health Care, LP, Entelos, Inc., CovX and several other private and publicly-held biopharmaceutical companies. From October 2004 until February 2005, he was the Chief Business Officer at CovX Research LLC, a privately-held biopharmaceutical company, of San Diego,

CA. Mr. Kollins served as an advisor to CovX since February 2005 and chaired CovX’s external advisory board from 2005 until the sale of the company to Pfizer, announced in December 2007. From January 2003 until January 2004, he served as the Vice President, Business Development at Renovis, Inc., a biopharmaceutical company located in South San Francisco, CA, and was a consultant to Renovis from January 2004 through October 2004. He also served as Vice President, Business Development at SurroMed, Inc., in Mountain View, California, from April 2000 through July 2002, and as an advisor to the Chief Executive Officer of SurroMed from July 2002 through January 2003. He started his career as a Product Manager with Immunex Corporation and held roles in marketing and business development at Elan Pharmaceuticals, Inc. and Athena Neurosciences, Inc., which was acquired by Elan. Mr. Kollins graduated from Duke University with a B.S.E. (Mechanical Engineering and Materials Science) degree and earned his M.B.A. at the University of Virginia’s Darden Graduate School of Business.

James B. Murphy, 51, was appointed as our Vice President and Chief Financial Officer in March 2004. From 2001 until May 2003, Mr. Murphy was Vice President of Finance for Whatman Inc., of Marlborough, Massachusetts, a subsidiary of U.K.-based Whatman plc (LSE: WHM), a publicly traded manufacturer of filtration and separation products for the pharmaceutical industry. From 1994 through 2001, Mr. Murphy worked at HemaSure (NASDAQ: HMSR), a spin-off of Sepracor, Inc., serving as the company’s Senior Vice President of Finance and Administration, and later as Senior Vice President and Chief Financial Officer. From 1990 to 1994, he was Corporate Controller at Sepracor (NASDAQ: SEPR), a diversified pharmaceutical, medical device and biotechnology products company based in Marlborough, Massachusetts. Mr. Murphy holds a B.A. in economics and accounting from the College of the Holy Cross and is registered as a Certified Public Accountant.

Dr. Patricia Ann Walicke M.D., Ph.D., 55, was appointed as our Vice President and Chief Medical Officer in July 2007. Prior to joining OXiGENE, Dr. Walicke was briefly an independent consultant (from April 2007 to July 2007) whose clients included several privately held biotechnology companies. Dr. Walicke was VP of Clinical and Regulatory Affairs at Avidia Inc from October 2005 until October 2006. She remained at Amgen Inc for transition of Avidia’s programs from the time of Avidia’s acquisition in October 2006 until April 2007. Prior to Avidia, Dr. Walicke was the Vice President of Clinical Development at Rinat Neuroscience from October 2003 to October 2005, which subsequently was acquired by Pfizer. From April 1999 until October 2003, Dr Walicke was employed at Genentech, where she held titles of Clinical Scientist, Senior Clinical Scientist and Medical Director. She started her career in industry as a Medical Director at Quintiles, and has also worked at Elan Pharmaceuticals. Prior to working in industry, Dr. Walicke had a neurology practice in Atlanta, Georgia and was a full-time faculty member of the Department of Neurosciences at the University of California, San Diego. Dr. Walicke graduated from MIT with a B.S. in Life Science, from Harvard Medical School with an M.D. and from Harvard Graduate School with a Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

We have prepared the following Compensation Discussion and Analysis, or CD&A, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers.

Overview

We are a clinical-stage, biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The Company’s primary focus is the development and commercialization of product candidates referred to as vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment in a number of ocular diseases, which are characterized by abnormal blood vessel growth.

Currently, we do not have any products available for sale. The only source of potential revenue at this time is from the license to a third party of our formerly owned Nicoplex and Thiol Test technology. Future revenues, if any, from this license agreement are expected to be minimal. We do not expect to generate material revenue or fee income in the near future unless we enter into a major licensing arrangement.

We have generated a cumulative net loss of approximately $137,801,000 for the period from our inception through December 31, 2007. We expect to incur significant additional operating losses over at least the next several years, principally as a result of our continuing clinical trials and anticipated research and development expenditures. The principal source of our working capital has been and is expected to continue to be the proceeds of private and public equity financing, the proceeds from product development collaborations and, to a lesser extent, the exercise of warrants and stock options.

We are committed to a disciplined financial strategy and as such maintain a limited employee and facilities base, with development, scientific, finance and administrative functions, which include, among other things, product development, regulatory oversight and clinical testing, managed from our Waltham, Massachusetts headquarters. Our research and development team members typically work on a number of development projects concurrently. We conduct substantial scientific activities pursuant to collaborative arrangements with universities. Regulatory and clinical testing functions are generally contracted out to third-party, specialty organizations.

Executive Compensation Policies and Objectives

The objectives of our compensation program are to attract and retain the highest quality personnel to lead our organization and to manage and support our development programs for our product candidates. While we believe that it is important to be competitive with our peer group of similarly situated biotechnology companies with respect to the base salary and cash incentive compensation that we pay, we believe that it is equally, if not more, important to structure compensation packages for key employees that include both a cash incentive, or bonus component and an equity component, for the reasons stated below. We also believe that our executive compensation program must be internally equitable and consistent in order for us to achieve our corporate objectives, as outlined above. In addition, we recognize that it is not uncommon for companies of our size and early stage of development to be acquired by or merged with another entity. In order to allow our executives to focus on the continued development of our potential product candidates and not be distracted by a potential merger or acquisition of the Company, we believe it is important that their compensation arrangements include a change in control provision.

Typically, our executive compensation arrangements include the following components: base salary, a commencement bonus, an annual cash bonus award generally in the range of 25% to 50% of the executive’s base salary, equity compensation awards on the date of hire and potential annual awards thereafter, change of control payments in certain circumstances and the payment of all health and dental insurance premiums.

Our ability to continue the development of our product candidates, which could lead to commercialization of those product candidates, and the research efforts to discover new potential products, depends heavily on our ability to attract capital in the form of equity offerings or collaborations with other entities. Our ability to attract adequate financial resources depends on continued progress in these development programs, and we strive to focus our executives’ efforts accordingly. As such, we believe that the most effective approach to compensation is to ensure that a significant portion of the executive’s incentive-based compensation is tied to progress made on our development programs and related activities in support of those programs.

In addition, the attraction and retention of individuals with experience in the biotechnology industry and the highly technical scientific knowledge and capability that is necessary to achieve our corporate goals is extremely competitive. In many instances, we are competing with other biotechnology and pharmaceutical companies that have significantly more financial resources than we have. Because we do not generate cash from our operations, we are sensitive to the utilization of our cash resources for compensation purposes, and therefore, believe that in order to attract such individuals, we must consider significant incentive compensation components.

We and the Compensation Committee of our Board of Directors review the performance of our executives on an annual basis. The primary factors included in our review include the achievement of both Company and individual objectives that generally include both an operational and financial component, communications with the Board of Directors, strategic decision making and the individuals’ potential for continued growth and contribution to achieve the Company’s long-term objectives. We generally make adjustments to base salary and equity and bonus awards all at the same time once a year at the conclusion of our assessment of the executives based on the factors described above.

We believe that equity compensation awards should be a significant component of each executive’s incentive compensation. Equity awards are generally in the form of options that vest in four equal annual installments. The exercise price of such awards is the closing price of our common stock as quoted on the NASDAQ Global Market on the date of grant. We have also made restricted stock awards to our executives in certain circumstances.

Examples of accomplishments that we seek to reward with cash bonus awards and equity awards include the initiation of a pre-clinical study or clinical trial for one of our potential product candidates, the attainment of a certain percentage of patients enrolled in one of our clinical trials, the completion of a clinical trial involving one of our potential product candidates and the completion of an equity offering or entry into a strategic collaboration or licensing agreement.

Current Compensation Arrangements

President and Chief Executive Officer

In July 2006, we hired Dr. Richard Chin to assume the role of President and Chief Executive Officer. Dr. Chin previously served as Senior Vice President and Head of Global Development for Elan Corporation, and served in various clinical and scientific roles of increasing responsibility for Genentech, Inc.

Dr. Chin’s employment agreement includes the following components:

•	Base salary — $380,000 per year subject to annual review and adjustment;

•	Annual bonus — Dr. Chin is eligible to earn an annual bonus equal to between 50% — 100% of his then current base salary based on the achievement of individual and Company goals;

•	Equity compensation award — Dr. Chin is eligible for annual equity grants with a target of 100,000 shares per year;

•	Compensation upon termination — Dr. Chin is eligible to receive compensation upon termination in the following circumstances:

•	Without cause or by Dr. Chin with good reason, as defined in his employment agreement — A total amount of 24 months of Dr. Chin’s then-current base salary and medical insurance coverage for up to 18 months.

•	Change in Control — If Dr. Chin’s employment is terminated within 12 months following a change in control, as defined in his employment agreement, he is eligible to receive a total amount of 24 months of his then-current base salary and medical insurance coverage for up to 18 months. In addition, all of Dr. Chin’s unvested option and restricted shares then held by him would vest and become immediately exercisable.

In July 2007, Dr. Chin received a $300,000 cash award in lieu of equity consistent with the terms of his employment agreement.

Other Executive Officers

The components of the compensation packages of our other executive officers are similar in content and nature to those of Dr. Chin, adjusted for areas of responsibility and practices by geographic region. We generally engage a recruiting consultant when hiring an executive officer. The consultant assists us in putting together an offer that helps us achieve our objective of attracting individuals with the depth of experience and capability for the function required. The components of the employment agreements of our other executive officers include an annual base salary, an initial equity award, a target annual cash bonus award generally between 25% and 30% of the executive’s then-current base salary and compensation upon termination or change-in-control provisions.

On January 11, 2008, the Compensation Committee met to discuss the incentive compensation arrangements for Dr. Chin and the other executive officers of the Company during the fiscal year ended December 31, 2007, and to set compensation for those officers for the fiscal year ended December 31, 2008. During that meeting, Dr. Chin described for members of the Compensation Committee the findings of a compensation survey that had been prepared for the Company by Dolmat Connell & Partners, in which the compensation of the company’s executive officers was compared to compensation paid to executives at similar stages of seniority at peer companies that had been selected on the basis of similar market capitalization and stage of product development. Those peer companies included: Antigenics Inc., Cell Therapeutics Inc., Curis Inc., Encysive Pharmaceuticals Inc., Insite Vision Inc., Insmed Inc, Introgen Therapeutics Inc., Nuvelo Inc., Peregrine Pharmaceuticals Inc., Pharmacyclics Inc., Spectrum Pharmaceuticals Inc., Telik Inc., Vical Inc., and Vion Pharmaceuticals, Inc.

During that meeting, the Committee reviewed the basic components of Dr. Chin’s compensation arrangement, which included base salary, incentive compensation and equity awards. The Committee also noted that the bonus structure for Dr. Chin had been previously agreed to as a part of his employment agreement with the Company. The Committee determined that, based on Dr. Chin’s accomplishments during the 2007 fiscal year, Dr. Chin would receive a bonus totaling $175,000, 50% of which would be paid in cash and the remaining 50% would be paid in common stock of the Company. This amount was slightly less than the target bonus range provided for in Dr. Chin’s employment agreement of $190,000 — $380,000. Dr. Chin’s positive accomplishments during 2007 that were noted by the Committee included the following:

•	progress in the Company’s clinical trial programs for its product candidates ZYBRESTAT and OXi4503, including:

•	clearance from the Food and Drug Administration to commence the Phase II/III clinical trial of ZYBRESTAT in anaplastic thyroid cancer, and agreement with the FDA on a special protocol assessment for that trial;

•	positive results from the Phase II trial of ZYBRESTAT in combination with carboplatin and paclitaxel in platinum-resistant ovarian cancer; and

•	positive results from the Phase Ib trial of ZYBRESTAT in combination with bevacizumab in the treatment of refractory tumors;

•	progress with respect to business development efforts; and

•	recruitment of Mr. Kollins and Dr. Walicke to join the Company.

No changes were made to Dr. Chin’s base salary or target bonus percentage for the 2008 fiscal year.

The Committee then reviewed the basic components of each of the other executives’ compensation arrangements which included base salary, incentive compensation and equity awards. The Committee determined that the following awards were warranted:

•	Mr. Kollins would receive a cash bonus of $75,000 for performance in 2007. In determining that this bonus was appropriate, the Committee noted that Mr. Kollins had made good progress with respect to business development efforts by the Company, including contacting companies with a significant presence in oncology and ophthalmology, and entering into confidentiality agreements with several significant companies in those areas. The Committee also noted Mr. Kollins’ efforts in managing strategic areas of the Company’s business, including investor relations and intellectual property counsel. In light of these factors, the Committee determined to grant Mr. Kollins a bonus at the low end of his target range of 30-40% of his base salary, prorated to reflect that his employment with the Company began on February 28, 2007. In connection with the commencement of his employment with the Company, Mr. Kollins was awarded an option to purchase 200,000 shares of the Company’s common stock. With respect to 100,000 shares, the options shall vest in equal annual installments over four (4) years beginning on the one year anniversary of the grant date. With respect to the remaining 100,000 shares, the options shall vest upon consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in the agreement. No adjustments were made to Mr. Kollins’ base salary or target bonus percentage for fiscal 2008.

•	Mr. Murphy would receive a cash bonus of $70,000 for performance in 2007. In determining that this bonus was appropriate, the Committee noted that Mr. Murphy had done an excellent job in managing the Company’s compliance requirements under the Sarbanes-Oxley Act of 2002, had contributed significantly to the Company’s investor relations efforts, and had managed the Company’s finance department well. The Committee determined to grant Mr. Murphy a bonus of slightly less than his target bonus of 30% of base salary. No adjustments were made to Mr. Murphy’s base salary or target bonus percentage for fiscal 2008.

•	Dr. Walicke would receive a cash bonus of $35,000 for performance in 2007. In determining that this bonus was appropriate, the Committee noted that Dr. Walicke had significantly moved forward the Company’s clinical trial programs, particularly with respect to the Company’s Phase II/III trial of ZYBRESTAT in anaplastic thyroid cancer. In light of this factor, the Committee determined to grant Dr. Walicke a bonus slightly above her target range of 25% of her base salary, prorated to reflect that her employment with the Company began on July 31, 2007. In connection with the commencement of her employment with the Company, Dr. Walicke was awarded an option to purchase 200,000 shares of the Company’s common stock which shall vest in equal annual installments over four (4) years beginning on the one (1) year anniversary of the grant date. No adjustments were made to Dr. Walicke’s base salary or target bonus percentage for fiscal 2008.

•	Dr. Chaplin would receive a cash bonus of $40,000 for performance in 2007, which was determined to be at the low end of a bonus range for a chief scientific officer of a similarly situated company. In determining that this bonus was appropriate, the Committee noted that Dr. Chaplin’s skills were currently being underutilized. No adjustments were made to Dr. Chaplin’s base salary for fiscal 2008. The Compensation Committee has not established a target bonus percentage for Dr. Chaplin.

Employment Agreement with John A. Kollins

During 2007, OXiGENE entered into an employment agreement with Mr. Kollins with respect to his service as its Senior Vice President and Chief Business Officer. Pursuant to the agreement, Mr. Kollins will initially receive an annual base salary of $275,000 per year. In addition, Mr. Kollins may be awarded an annual bonus of 30% to 40% of his then-current annual base salary, at the sole discretion of OXiGENE, based on OXiGENE’s assessment of his and OXiGENE’s performance. Mr. Kollins also received a signing bonus in the amount of $60,000, subject to repayment in certain events. OXiGENE also granted to Mr. Kollins, pursuant to the OXiGENE, Inc. 2005 Stock Plan, options to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant and OXiGENE’s standard form of option agreement. With respect to 100,000 shares, the options shall vest in equal annual installments over four (4) years beginning on the one (1) year anniversary of the grant date. With respect to the remaining 100,000 shares, the options shall vest upon consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in the agreement. If Mr. Kollins relocates, the Company shall reimburse him for up to $75,000 in relocation expenses, as specified in the agreement.

Mr. Kollins may terminate the agreement upon written notice to OXiGENE. OXiGENE may also terminate the agreement without prior written notice for cause, as defined in the agreement, as long as, in certain circumstances, it gives Mr. Kollins a minimum period of 30 days to cure the act or omission constituting cause (if reasonably subject to cure), as described in the agreement. If Mr. Kollins’ employment is terminated by OXiGENE for cause, or by Mr. Kollins without good reason (as defined in the agreement), OXiGENE will pay to Mr. Kollins the amount of accrued obligations as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days and amount of unreimbursed and incurred expenses. If Mr. Kollins’ employment is terminated by OXiGENE other than for cause or Mr. Kollins’ disability, OXiGENE will pay to Mr. Kollins the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums, should Mr. Kollins timely elect and be eligible for COBRA coverage, for Mr. Kollins and his immediate family for 12 months (provided that OXiGENE shall have no obligation to provide such coverage if Mr. Kollins becomes eligible for medical and dental coverage with another employer).

If Mr. Kollins’ employment is terminated by OXiGENE (other than for cause or Mr. Kollins’ disability) within one year following a change in control of the Company (as defined in the agreement), or by Mr. Kollins with good reason within one year following a change in control of the Company, OXiGENE will pay to Mr. Kollins the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums for a period of 12 months on the same conditions as described above. In addition, all of Mr. Kollins’ unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and related agreements. Mr. Kollins has also agreed not to engage in activities competitive with the Company during his employment and for a 12 month period following the termination of his employment.

Separation Agreement with Dr. Peter Harris

In connection with the departure of Dr. Harris, our former Chief Medical Officer, from OXiGENE, we entered into a separation agreement with Dr. Harris. Pursuant to the separation agreement, Dr. Harris’s employment with OXiGENE ended on August 31, 2007. We agreed to pay Dr. Harris severance compensation of approximately $160,000 made up of six equal monthly payments of approximately $26,700 each beginning in September 2007. OXiGENE agreed to maintain the original term of Dr. Harris’ options to purchase 25,000 shares of common stock that he was vested in on the date of his separation from the Company which date is June 14, 2016. All unvested options terminated on August 31, 2007.

Employment Agreement with Dr. Patricia A. Walicke

In July 2007, we hired Dr. Patricia A. Walicke to assume the role of Chief Medical Officer. Dr. Walicke was VP of Clinical and Regulatory Affairs at Avidia Inc from October 2005 until October 2006. She remained at Amgen Inc for transition of Avidia’s programs from the time of Avidia’s acquisition in October 2006 until April 2007. Prior to Avidia, Dr. Walicke held various management positions of increasing responsibility at both large and small organizations in the life sciences industry. Prior to working in industry, Dr. Walicke had a neurology practice in Atlanta, Georgia and was a full-time faculty member of the Department of Neurosciences at the University of California, San Diego. Dr. Walicke graduated from MIT with a B.S. in Life Science, from Harvard Medical School with an M.D. and from Harvard Graduate School with a Ph.D.

Dr. Walicke’s employment agreement includes the following components:

•	Base salary — $300,000 per year subject to annual review and adjustment;

•	Annual bonus — Dr. Walicke is eligible to earn an annual bonus equal to 25% of her then-current base salary based on the achievement of individual and Company goals;

•	Commencement bonus — $30,000. This amount is subject to recovery by the Company should Dr. Walicke’s employment be terminated for cause by the Company or voluntarily by Dr. Walicke prior to July 31, 2008;

•	Equity compensation award — An initial award of options to purchase 200,000 shares of common stock and additional equity awards from time to time in the discretion of the Board of Directors;

•	Compensation upon termination — Dr. Walicke is eligible to receive compensation upon termination in the following circumstances:

•	Without cause or by Dr. Walicke with good reason, as defined in her employment agreement — A total amount of 12 months of Dr. Walicke’s then-current base salary and medical insurance coverage for up to 12 months.

•	Change in Control — If Dr. Walicke’s employment is terminated within 12 months following a change in control, as defined in her employment agreement, she is eligible to receive a total amount of 12 months of her then-current base salary and medical insurance coverage for up to 12 months. In addition, all of Dr. Walicke’s unvested options and restricted shares then held by her would vest and become immediately exercisable.

Please see the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table for a description of our employment agreements with Mr. Murphy and Dr. Chaplin.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

RESPECTFULLY SUBMITTED,

THE COMPENSATION COMMITTEE

Arthur B. Laffer, Chairman
Roy H. Fickling
William D. Schwieterman
William N. Shiebler
J. Richard Zecher

AUDIT FEES

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2007	2006

Audit fees:(1)	$274,500	$214,000
Audit-related:(2)	1,500	2,000
Tax fees:(3)	15,500	15,000
All other fees:(4)	—	—

Total	$291,500	$231,000

(1)	Audit fees consisted of audit work performed in the preparation and audit of the annual financial statements, fees for the audit of the Company’s system of internal control over financial reporting thereof, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

(2)	Audit-related fees in 2007 and 2006 consisted of fees for access to technical accounting information.

(3)	Tax fees consisted principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

(4)	There were no fees incurred in this category in either 2007 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible
Non-audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation and audit of the annual financial statements, fees for the audit of the effectiveness of the Company’s system of internal control over financial reporting, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

2. Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The members of the Audit Committee, which is comprised of five directors, have been appointed by the Board of Directors. The current members of the Committee are Messrs. Roy H. Fickling, William N. Shiebler, Per-Olof Söderberg, J. Richard Zecher and Arthur B. Laffer (Chairman). All members of our Audit Committee meet the independence and experience requirements of the NASDAQ Stock Market. The Audit Committee is governed by a charter that has been adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. This charter is publicly available on our website at www.oxigene.com.

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings of ours under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to Regulation 14A or 14C under the Exchange Act, except as specifically provided under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this Audit Committee Report be treated as soliciting material or specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee reviews the scope and timing of the independent registered public accounting firm’s audit and other services, and their report’s on our financial statements, and the effectiveness of internal control over financial reporting. The Audit Committee also makes annual recommendations to the Board of Directors regarding the appointment of independent registered public accounting firms for the ensuing year.

Management is responsible for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. The Audit Committee reviewed our audited financial statements for the year ended December 31, 2007 and met with both management and our independent registered public accounting firm to discuss those financial statements. Management and the independent registered public accounting firm have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also considered taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

The Audit Committee has received from the independent registered public accounting firm their written disclosure and letter regarding their independence from us as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, as may be modified or supplemented, and has discussed with the independent registered public accounting firm their independence. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as may be modified or supplemented.

Based upon the reviews and discussions described in this Audit Committee Report, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED,

THE AUDIT COMMITTEE

Arthur B. Laffer, Chairman
Roy H. Fickling
William N. Shiebler
Per-Olof Söderberg
J. Richard Zecher

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 29, 2008, for (a) each of the executive officers named in the Summary Compensation Table on page 26 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of February 29, 2008 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in footnotes to these tables, we believe that the stockholders named in these tables have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 28,541,607 shares of common stock outstanding on February 29, 2008.

	Number of Shares
	Beneficially Owned
	and Nature of	Percent of
	Ownership	Class %

David Chaplin(1)	421,850	1.5%
Richard Chin(2)	417,964	1.5%
Joel-Tomas Citron(3)	694,727	2.4%
Roy Fickling(4)	60,000	*
Peter Harris(5)	25,000	*
John Kollins	—	*
Arthur Laffer(6)	417,640	1.5%
Jim Murphy(7)	148,750	*
William Schwieterman(8)	40,000	*
William Shiebler(9)	293,500	1.0%
Per Olof Söderberg(10)	809,630	2.8%
Patricia Walicke	—	*
J. Richard Zecher(11)	80,000	*

All current directors and executive officers as a group (12 persons)(12)	3,409,061	11.9%

*	Less than 1%.

(1)	Includes options to purchase 288,750 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 40,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(2)	Includes options to purchase 62,500 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 207,500 shares of unvested restricted stock 20,000 of which were granted in 2005 and 187,500 of which were granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(3)	Includes 175,000 shares of common stock subject to transfer restrictions, options to purchase 368,750 shares of common stock and 40,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(4)	Includes 40,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(5)	Includes options to purchase 25,000 shares of common stock, which are exercisable through June 13, 2016.

(6)	Includes options to purchase 107,500 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(7)	Includes options to purchase 108,750 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(8)	Includes 40,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(9)	Includes 40,000 shares of common stock subject to transfer restrictions, options to purchase 107,500 shares of common stock and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(10)	Includes 12,130 shares of common stock held by Mr. Söderberg’s wife and minor children, options to purchase 107,500 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(11)	Includes options to purchase 30,000 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(12)	Includes 215,000 shares of common stock subject to transfer restrictions, options to purchase 1,206,250 shares of common stock held by the directors and executive officers as a group and which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 467,500 shares of unvested restricted common stock, 200,000 of which were granted in 2005 and 267,500 of which were granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

The determination that there were no persons, entities or groups known to us to beneficially own more than 5% of our outstanding common stock was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2006 and December 31, 2007 to (1) our Chief Executive Officer, (2) our Chief Financial Officer, (3) our former Chief Medical Officer and (4) our three next most highly compensated executive officers who earned more than $100,000 during the fiscal years ended December 31, 2006 and December 31, 2007.

					Stock	Option	All Other
Name	Year	Salary ($)	Bonus ($)		Awards ($)(1)	Awards ($)(1)	Compensation ($)	Total ($)

Richard Chin	2007	$380,000	$475,000	(1)	$450,000 (1)	$190,000	$240	$1,495,240
President and Chief Executive Officer	2006	$176,846	$300,000		$49,935	$93,174	$100	$620,055
David Chaplin	2007	$365,571	$40,000		$98,189	$64,458	$—	$568,218
Vice President and Chief Scientific Officer	2006	$325,000	$81,250		$98,259	$148,099	$428	$653,036
Peter Harris(2)	2007	$253,944	$—		$—	$16,357	$159,144	$429,445
Former Vice President and Chief Medical Officer	2006	$167,064	$105,000		$—	$36,033	$—	$308,097
John Kollins(3)	2007	$276,618	$75,000		$—	$55,856	$270	$407,744
SeniorVice President and Chief Business Officer	2006	$—	$—		$—	$—	$—	$—
James Murphy	2007	$242,692	$70,000		$49,100	$70,156	$497	$432,445
Vice President and Chief Financial Officer	2006	$220,000	$100,000		$49,129	$27,807	$469	$397,405
Patricia Walicke(4)	2007	$148,846	$35,000		$—	$53,734	$387	$237,967
Vice President and	2006	$—	$—		$—	$—	$—	$—
Chief Medical Officer

(1)	Bonus includes the value of 36,610 shares of common stock awarded to Dr. Chin as part of his fiscal 2007 bonus. The stock award amount represents the compensation expense incurred by us in fiscal year 2007 in connection with a grant of 250,000 shares of restricted common stock to Dr. Chin on January 2, 2007. See Note 1 to our Condensed Consolidated Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended December 31, 2007 for details as to the assumptions used to determine the fair value of each of the stock awards and option awards set forth in this table, and Note 3 describing all forfeitures during fiscal year 2007. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.”

(2)	Dr. Harris terminated his employment with us effective August 31, 2007. His separation agreement provides for a severance payment of approximately $160,000 made up of six equal monthly payments of approximately $26,700 each beginning in September 2007.

(3)	Mr. Kollins commenced employment with us on February 28, 2007. He received a commencement bonus of $60,000.

(4)	Dr. Walicke commenced employment with us on July 31, 2007. She received a commencement bonus of $30,000.

Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2007 to each of the executive officers named in the Summary Compensation Table.

		All Other	All Other Option
		Awards: Number	Awards: Number of	Exercise or Base	Grant Date Fair
		of Shares of Stock	Securities Underlying	Price of Option	Value of Stock and
Name	Grant Date	or Units (#)	Options (#)	Awards ($/Share)	Option Awards

Richard Chin	1/2/2007	250,000	—	$0.00	$4.80
David Chaplin	1/25/2007	—	25,000	$4.18	$3.01
Peter Harris(1)	1/25/2007	—	75,000	$4.18	$3.01
John Kollins(2)	4/30/2007	—	100,000	$4.69	$3.33
	4/30/2007		100,000	$4.69	N/A
James Murphy	1/25/2007	—	50,000	$4.18	$3.01
Patricia Walicke	8/2/2007		200,000	$3.70	$2.59

The Company’s 2005 Stock Plan provides that the exercise price of options shall be determined by using the fair market value of the Company’s common stock, which is defined under the Stock Plan as the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date.

(1)	Dr. Harris’ employment with us ended effective August 31, 2007.

(2)	This tranche of the award of a total of 200,000 options will vest upon the consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in Mr. Kollins’ employment agreement. As such, a value can not be ascribed to these 100,000 options until vesting of these options has occurred.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreement with Joel-Tomas Citron.  In January 2002, we entered into an employment agreement with Mr. Citron, our Chairman of the Board. The agreement had an original term of two years, and, in July 2003, its term was extended until January 2, 2006. Pursuant to the agreement, Mr. Citron currently receives base compensation in the amount of $200,000 per year plus an additional $48,000 per year as reimbursement for the cost of medical insurance and secretarial services incurred by Mr. Citron. The agreement sets forth the parameters of a bonus program which bonus, if earned, is payable in shares of our common stock. We may terminate the agreement prior to the end of its term for “cause” as defined in the agreement, and Mr. Citron may terminate the agreement on thirty days’ prior notice. We have extended the term of Mr. Citron’s agreement to the date of our 2008 annual meeting.

Employment Agreement with Richard Chin.  In June 2006, OXiGENE entered into an employment agreement with Dr. Chin with respect to his service as its President and Chief Executive Officer. Pursuant to the agreement, Dr. Chin currently receives an annual base salary of $380,000 per year. In addition, Dr. Chin may be eligible to earn an annual bonus based on achievement of individual and Company written goals established on an annual basis by the Board. If Dr. Chin meets the applicable goals, then he shall be entitled to a minimum bonus for that year equal to 50% of his then-current base salary. The Board may also, in its discretion, choose to award Dr. Chin a bonus of up to 100% of his then-current base salary. At least 50% of the annual bonus awarded and paid in any year other than 2007 shall be comprised of restricted stock grants or other forms of equity, the amount of which shall be determined by dividing one half of Dr. Chin’s annual bonus for that year by the Company’s closing stock price on the date of grant. Dr. Chin may elect to receive a greater percentage of his annual bonus in the form of equity, subject to the approval of the Board. On an annual basis beginning in 2007, the Board, in its discretion, shall grant to Dr. Chin additional options or restricted common stock, with a target of approximately 100,000 shares of common stock per year; provided that, in 2007 only, the Board approved the payment of a cash award to Dr. Chin of $300,000 in lieu of any award of options or restricted stock. The award and amount of such grants (or cash payment) shall be based on performance and shall be awarded at the sole discretion of the Board. In addition, for as long as Dr. Chin remains OXiGENE’s Chief Executive Officer, the Nominating Committee of the Board will nominate him for continuing membership on the Board.

OXiGENE may terminate the employment agreement without prior written notice, and Dr. Chin may terminate the agreement on 30 days’ prior written notice, as described in the agreement. OXiGENE may also terminate the agreement without prior written notice for “cause,” as defined in the agreement, as long as, in certain circumstances, it gives Dr. Chin a minimum period of 30 days to cure the act or omission constituting cause, as described in the agreement. Upon termination of Dr. Chin’s employment for any reason, if so requested by the Chairman of the Board or a majority of the members of the Board, Dr. Chin shall immediately resign as a director of the Company. If Dr. Chin’s employment is terminated by OXiGENE for cause, or by Dr. Chin without good reason, or as a result of Dr. Chin’s death, OXiGENE will pay to Dr. Chin the amount of accrued obligations to Dr. Chin as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days, amount of unreimbursed and incurred expenses, Dr. Chin’s unvested equity compensation already granted and earned as part of his bonus in the previous year(s), which shall immediately vest and become exercisable upon termination, and the annual bonus related to the most recently completed calendar year, if not already paid. If Dr. Chin’s employment is terminated by OXiGENE as a result of Dr. Chin’s disability, OXiGENE will pay to Dr. Chin the accrued obligations, as described above, plus an amount equal to two months of Dr. Chin’s then-current base salary.

If Dr. Chin’s employment is terminated by OXiGENE without cause, or by Dr. Chin with good reason, OXiGENE will pay to Dr. Chin the accrued obligations, as described above, and an amount equal to 24 months of his then-current base salary, and will also continue to provide medical insurance coverage to Dr. Chin and his family at no cost for 18 months, as described in the agreement. If Dr. Chin’s employment is terminated by OXiGENE without cause, or by Dr. Chin with good reason, within 12 months following a change in control of the Company, as defined in the agreement, OXiGENE will pay to Dr. Chin the accrued obligations, as described above, and an amount equal to 24 months of his then-current base salary, and will also continue to provide medical insurance coverage to Dr. Chin and his family at no cost for 18 months, as described in the agreement. In addition, all unvested options and restricted shares then held by Dr. Chin shall vest and be immediately exercisable.

Employment Agreement with David Chaplin.  In July 2000, we entered into an employment agreement with Dr. Chaplin, our Chief Scientific Officer and Head of Research and Development. Pursuant to the agreement, in 2006, Dr. Chaplin received a base salary of $205,000 per year. In addition, in 2006, Dr. Chaplin received a consulting fee of $120,000 per year paid in equal quarterly installments. Effective in January 2007, Dr. Chaplin’s employment agreement was amended such that he will receive an annual base salary of £180,257 per year (or $353,141, using January 1, 2007 exchange rates). We may terminate the employment agreement on six months’ prior notice, and Dr. Chaplin may terminate the agreement on six months’ prior notice. OXiGENE may also terminate the agreement without prior notice for “cause,” as defined in the agreement. If Dr. Chaplin’s employment is terminated by OXiGENE other than for cause, or in a case of a “termination with good reason,” as defined in the agreement, Dr. Chaplin will be entitled to receive a payment of two months of his then-current base salary for each year of employment, and all stock options and other incentive compensation granted to Dr. Chaplin by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements. In the event of a termination other than for “cause” of Dr. Chaplin’s employment or a “termination with good reason” within one year following a change in control of OXiGENE, as such term is defined in the agreement, Dr. Chaplin will be entitled to receive a payment of twelve months’ then-current base salary plus any salary owed to him but unpaid as of the date of termination, and all stock options and other incentive compensation granted to Dr. Chaplin by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements.

Employment Agreement with John A. Kollins.  OXiGENE has entered into an employment agreement with Mr. Kollins with respect to his service as its Senior Vice President and Chief Business Officer. Pursuant to the agreement, Mr. Kollins currently receives an annual base salary of $275,000 per year. In addition, Mr. Kollins may be awarded an annual bonus of 30% to 40% of his then-current annual base salary, at the sole discretion of OXiGENE, based on OXiGENE’s assessment of his and OXiGENE’s performance.

Mr. Kollins also received a signing bonus in the amount of $60,000, subject to repayment in certain events. OXiGENE also granted to Mr. Kollins, pursuant to the OXiGENE, Inc. 2005 Stock Plan, options to purchase 200,000 shares of the Company’s common stock at an exercise price of $4.69 per share. With respect to 100,000 shares, the options shall vest in equal annual installments over four (4) years beginning on April 30, 2008. With respect to the remaining 100,000 shares, the options shall vest upon consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in the agreement. If Mr. Kollins relocates, the Company shall reimburse him for up to $75,000 in relocation expenses, as specified in the agreement.

Mr. Kollins may terminate the agreement upon written notice to OXiGENE. OXiGENE may also terminate the agreement without prior written notice for cause, as defined in the agreement, as long as, in certain circumstances, it gives Mr. Kollins a minimum period of 30 days to cure the act or omission constituting cause (if reasonably subject to cure), as described in the agreement. If Mr. Kollins’ employment is terminated by OXiGENE for cause, or by Mr. Kollins without good reason (as defined in the agreement), OXiGENE will pay to Mr. Kollins the amount of accrued obligations as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days and amount of unreimbursed and incurred expenses. If Mr. Kollins’ employment is terminated by OXiGENE other than for cause or Mr. Kollins’ disability, OXiGENE will pay to Mr. Kollins the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums, should Mr. Kollins timely elect and be eligible for COBRA coverage, for Mr. Kollins and his immediate family for 12 months (provided that OXiGENE shall have no obligation to provide such coverage if Mr. Kollins becomes eligible for medical and dental coverage with another employer).

If Mr. Kollins’ employment is terminated by OXiGENE (other than for cause or Mr. Kollins’ disability) within one year following a change in control of the Company (as defined in the agreement), or by Mr. Kollins with good reason within one year following a change in control of the Company, OXiGENE will pay to Mr. Kollins the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums for a period of 12 months on the same conditions as described above. In addition, all of Mr. Kollins’ unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and related agreements. Mr. Kollins has also agreed not to engage in activities competitive with the Company during his employment and for a 12 month period following the termination of his employment.

Employment Agreement with James B. Murphy.  In February 2004, we entered into an employment agreement with Mr. Murphy, our Vice President and Chief Financial Officer. Pursuant to the agreement, Mr. Murphy currently receives a base salary of $245,000 per year. We may terminate the agreement on thirty days’ prior notice, and Mr. Murphy may also terminate the agreement on thirty days’ prior notice. We may also terminate the agreement prior to the end of its term for “cause” as defined in the agreement. If Mr. Murphy’s employment is terminated by OXiGENE other than for cause, or in a case of a “termination with good reason,” as defined in the agreement, Mr. Murphy will be entitled to receive a payment of nine months’ then-current base salary, and all stock options and other incentive compensation granted to Mr. Murphy by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements. In the event of a termination other than for “cause” of Mr. Murphy’s employment or a “termination with good reason” within one year following a change in control of OXiGENE, as such term is defined in the agreement, Mr. Murphy will be entitled to receive a payment of twelve months’ then-current base salary plus any salary owed to him but unpaid as of the date of termination, and all stock options and other incentive compensation granted to Mr. Murphy by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements.

Employment Agreement with Patricia A. Walicke.  OXiGENE has entered into an employment agreement with Dr. Walicke with respect to her service as its Vice President and Chief Medical Officer. Pursuant to the agreement, Dr. Walicke currently receives an annual base salary of $300,000 per year. In addition, Dr. Walicke may be awarded an annual bonus of 25% of her then-current annual base salary, at the sole discretion of

OXiGENE, based on OXiGENE’s assessment of her and OXiGENE’s performance. Dr. Walicke also has received a signing bonus in the amount of $30,000, subject to repayment in certain events. OXiGENE granted to Dr. Walicke, pursuant to the OXiGENE, Inc. 2005 Stock Plan, options to purchase 200,000 shares of the Company’s common stock at an exercise price of $3.70 per share. The options shall vest in equal annual installments over four (4) years beginning on August 2, 2008. If Dr. Walicke relocates, the Company shall reimburse her for up to $75,000 in relocation expenses, as specified in the agreement.

Dr. Walicke may terminate the agreement upon written notice to OXiGENE. OXiGENE may also terminate the agreement without prior written notice for cause, as defined in the agreement, as long as, in certain circumstances, it gives Dr. Walicke a minimum period of 30 days to cure the act or omission constituting cause (if reasonably subject to cure), as described in the agreement. If Dr. Walicke’ employment is terminated by OXiGENE for cause, or by Dr. Walicke without good reason (as defined in the agreement), OXiGENE will pay to Dr. Walicke the amount of accrued obligations as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days and amount of unreimbursed and incurred expenses. If Dr. Walicke’ employment is terminated by OXiGENE other than for cause or Dr. Walicke’ disability, OXiGENE will pay to Dr. Walicke the accrued obligations, as described above, an amount equal to 12 months of her then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums, should Dr. Walicke timely elect and be eligible for COBRA coverage, for Dr. Walicke and her immediate family for 12 months (provided that OXiGENE shall have no obligation to provide such coverage if Dr. Walicke becomes eligible for medical and dental coverage with another employer).

If Dr. Walicke’ employment is terminated by OXiGENE (other than for cause or Dr. Walicke’s disability) within one year following a change in control of the Company (as defined in the agreement), or by Dr. Walicke with good reason within one year following a change in control of the Company, OXiGENE will pay to Dr. Walicke the accrued obligations, as described above, an amount equal to 12 months of her then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums for a period of 12 months on the same conditions as described above. In addition, all of Dr. Walicke’ unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and related agreements. Dr. Walicke has also agreed not to engage in activities competitive with the Company during her employment and for a 12 month period following the termination of her employment.

Employment Agreement with Peter Harris.  In June 2006, OXiGENE entered into an employment agreement with Dr. Harris with respect to his service as its Chief Medical Officer. Pursuant to the agreement, Dr. Harris received an annual base salary of £159,000 per year (or $318,000, using an average exchange rate for fiscal 2007). OXiGENE had the right to terminate the agreement on 120 days’ prior written notice, and Dr. Harris could terminate the agreement on 30 days’ prior notice. OXiGENE could also terminate the agreement without prior notice for “cause,” as defined in the agreement.

Separation Agreement with Peter Harris.  In connection with the departure of Dr. Harris, our former Chief Medical Officer, from OXiGENE, we entered into a separation agreement with Dr. Harris. Pursuant to the separation agreement, Dr. Harris’s employment with OXiGENE ended on August 31, 2007. We agreed to pay Dr. Harris severance compensation of approximately $160,000 made up of six equal monthly payments of approximately $26,700 each beginning in September 2007. OXiGENE agreed to maintain the original term, which is until June 14, 2016, of Dr. Harris’ options to purchase 25,000 shares of common stock that he was vested in on the date of his separation from the Company. All unvested options terminated on August 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2007, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards(1)				Stock Awards
	Number of	Number of				Market Value
	Securities	Securities			Number of	of Shares or
	Underlying	Underlying	Option		Shares or	Units of Stock
	Unexercised	Unexercised	Exercise	Option	Units of Stock	That Have Not
	Options	Options	Price	Expiration	That Have Not	Vested(2)
Name	Exerciseable #	Unexerciseable #	$	Date	Vested #	$

Richard Chin	62,500	187,500	$4.08	7/6/2016	20,000	$49,800
President and Chief Executive Officer					187,500	$466,875
David Chaplin	45,000	—	$5.06	7/12/2010	40,000	$99,600
Vice President and Chief	100,000	—	$2.24	3/15/2012
Scientific Officer	100,000	—	$7.94	7/24/2013
	37,500	12,500	$5.03	7/28/2014
	—	25,000	$4.18	1/25/2017
Peter Harris(3)	25,000	—	$3.51	6/14/2016	—	$—
Former Vice President and Chief Medical Officer
John Kollins	—	200,000	$4.69	4/30/2017	—	$—
Senior Vice President and Chief Business Officer
James Murphy	75,000	—	$9.05	2/23/2014	20,000	$49,800
Vice President and Chief	15,000	5,000	$5.03	7/28/2014
Financial Officer	6,250	18,750	$3.51	6/14/2016
	—	50,000	$4.18	1/25/2017
Patricia Walicke	—	200,000	$3.70	8/2/2017	—	$—
Vice President and Chief Medical Officer

(1)	Except for Mr. Kollins’ award, option awards vest in equal annual installments over four years beginning on the first anniversary of the date of grant and the exercise price is the closing price of the Company’s common stock as quoted on the NASDAQ Global Market on the date of grant. With respect to the grant of 200,000 options to Mr. Kollins, with respect to 100,000 shares, the options shall vest in equal annual installments over four (4) years beginning on the one (1) year anniversary of the grant date. With respect to the remaining 100,000 shares, the options shall vest upon consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in the agreement.

(2)	The market value of the stock awards is determined by multiplying the number of shares times $2.49, the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, the last day of our fiscal year.

(3)	Dr. Harris’s employment with us terminated effective August 31, 2007. Pursuant to Dr. Harris’s separation agreement, he has until June 14, 2016 to exercise all vested options. All unvested options expired on the separation date.

Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting(1)
Name	(#)	($)	(#)	($)

Richard Chin	—	$—	10,000	$32,200
President and Chief Executive Officer			62,500	$300,000
David Chaplin	—	$—	20,000	$71,800
Vice President and Chief Scientific Officer
Peter Harris(2)	—	$—	—	$—
Former Vice President and Chief Medical Officer
John Kollins	—	$—	—	$—
SeniorVice President and Chief Business Officer
James Murphy	—	$—	10,000	$35,900
Vice President and Chief Financial Officer
Patricia Walicke	—	$—	—	$—
Vice President and Chief Medical Officer

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares that vest because in many cases the shares are not sold upon vesting but continue to be held by the executive officer. The amounts shown represent the market price on the date of vesting times the number of awards that vested, which is the amount that would have been realized if the shares had been sold immediately upon vesting.

(2)	Dr. Harris terminated his employment with us effective August 31, 2007.

Potential Payments Upon Termination or Change-In-Control

The Company has entered into certain agreements and maintains certain plans that may require the Company to make certain payments and/or provide certain benefits to named executive officers of the Company in the event of a termination of employment or a change of control of the Company. The following tables summarize the potential payments to each named executive officer assuming that one of the described termination events occurs. The tables assume that the event occurred on December 31, 2007, the last day of our fiscal year. On December 31, 2007, the last trading day of 2007, the closing price of our common stock as listed on the NASDAQ Global Market was $2.49 per share.

Richard Chin, M.D.

			Involuntary
			Not for
	Termination		Cause
	within		Termination
	12 Months	Voluntary	or Termination
Executive Benefits	Following	Termination by	by Executive
and Payments	Change in	Executive	with Good	For Cause
Upon Termination	Control	or Death	Reason	Termination	Disability

Base Salary	$760,000	$—	$760,000	$—	$63,333
Annual Bonus (x% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid
Acceleration of Vesting of Equity	100%	0%	0%	0%	0%
Number of Stock Options and Value upon Termination	250,000	62,500	62,500	62,500	62,500
	$622,500	$155,625	$155,625	$155,625	$155,625
Number of Shares of Vested Stock Received and Value upon Termination	290,000	82,500	82,500	82,500	82,500
	$722,100	$205,425	$205,425	$205,425	$205,425
Relocation Reimbursement	N/A	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 18 months for Executive and family	N/A	Up to 18 months for Executive and family	N/A	N/A
	$34,783		$34,783
Excise Tax Gross Up	To the extent the above payments become subject to the excise tax imposed by Section 4999 of the Code, the Company shall make an additional payment to Executive for such tax amount.

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

A “Change in Control” is defined in Dr. Chin’s employment agreement and shall mean the following, but only to the extent it is interpreted in a manner consistent with the meaning of “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” under Section 409A of Internal Revenue Code of 1986, as amended (“Code Section 409A”), and any successor statute, regulation and guidance thereto, and limited to the extent necessary so that it will not cause adverse tax consequences with respect to Code Section 409A: (i) a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (ii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event that Dr. Chin is terminated following a Change in Control, he will be entitled to receive severance benefits identical to what he would receive upon an involuntary not-for-cause termination or termination by Dr. Chin with good reason, except that he will already have received full vesting of his equity.

Dr. Chin will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean that the executive has (i) intentionally committed an act or omission that materially harms the Company; (ii) been grossly negligent in the performance of executive’s duties to the Company; (iii) willfully failed or refused to follow the lawful and proper directives of the Board, which failure or refusal continues despite executive having received an opportunity to cure pursuant to Section 2(b)(ii)(B) of Dr. Chin’s employment agreement; (iv) been convicted of, or pleaded guilty or nolo contendre, to a felony; (v) committed a criminal act involving moral turpitude, but excluding any conviction which results solely from executive’s title or position with the Company and is not based on his personal conduct; (vi) committed an act relating to the executive’s employment or the Company involving, in the good faith judgment of the Board, material fraud or theft; (vii) breached any material provision of his employment agreement or any nondisclosure or non-competition agreement (including the Confidentiality, Non-Competition and Intellectual Property Agreement attached to Dr. Chin’s employment agreement as Exhibit B), between the executive and the Company, as all of the foregoing may be amended prospectively from time to time; or (viii) intentionally breached a material provision of any code of conduct or ethics policy in effect at the Company, as all of the foregoing may be amended prospectively from time to time. “Good Reason” shall mean: (i) without the executive’s express written consent, any material reduction in executive’s title, or responsibilities compared to those prior to the Change in Control; (ii) without the executive’s express written consent, a material reduction by the Company in the executive’s total compensation as in effect on the date of his employment agreement or as the same may be increased from time to time, provided that it shall not be deemed a material reduction if (X) the amount of executive’s Annual Bonus is less than the amount of any previously awarded Annual Bonuses or (Y) a benefit is amended and such amendment affects all eligible executive participants; or (iii) the Company breaches a material term of the CEO’s employment agreement; provided that failure to timely make any payments within the time frames set forth in the employment agreement shall not be considered Good Reason if such payment is provided within the cure period set forth in Section 2(b)(iii)(A) of the employment agreement.

Excise Tax Gross-up

Upon a Change in Control of the Company the executive may receive payments subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code. The Company has agreed to reimburse Dr. Chin for all such excise taxes that are imposed on him and any additional income and excise taxes that are payable by Dr. Chin as a result of the reimbursements. The total tax gross-up amount in the above tables assumes that Dr. Chin is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon him as a result of the Change in Control and (ii) any income and excise taxes imposed upon Dr. Chin as a result of the Company’s reimbursement of the excise tax amount. The calculation of the tax gross-up amount in the above table is based on an excise tax rate of 20%, a 40% federal and state income tax rate and a 1.45% Medicare tax rate. For purposes of the calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Dr. Chin’s executing a non-competition agreement. The payment of the tax gross-up will be payable to Dr. Chin for any excise tax incurred regardless of whether the executive’s employment is terminated. However, the amount of the tax gross-up will change based upon whether the executive’s employment with the Company is terminated because the amount of compensation subject to taxation will change.

David Chaplin, Ph.D.

			Involuntary Not for
			Cause Termination
Executive Benefits and	Termination within	Voluntary	or Termination by
Payments	12 Months Following	Termination by	Executive with Good	For Cause
Upon Termination	Change in Control	Executive or Death	Reason	Termination

Base Salary	$360,027	$—	$360,027	$—
Annual Bonus (x% of Base Salary)	N/A	N/A	N/A	N/A
Acceleration of Vesting of Equity	100% for Restricted Stock	0%	0%	0%
Number of Stock Options and Value upon Termination	282,500	282,500	282,500	282,500
	$703,425	$703,425	$703,425	$703,425
Number of Shares of Vested Stock Received and Value upon Termination	125,000	85,000	85,000	85,000
	$311,250	$211,650	$211,650	$211,650
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	N/A	N/A	N/A	N/A
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

Dr. Chaplin’s employment agreement references the definition of a “Change in Control” in our 1996 Stock Incentive Plan. For this purpose, “Change in Control” means the occurrence of either of the following events: (a) any “person” (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company’s then outstanding voting securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Dr. Chaplin will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean any of the following:

(a) the (i) continued failure by the executive to perform substantially his duties on behalf of OXIGENE if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or (ii) material breach of any other provision of Dr. Chaplin’s employment agreement by the executive, if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or

(b) any act of fraud, material misrepresentation or material omission, misappropriation, dishonesty, embezzlement or similar conduct against OXiGENE or any affiliate, or conviction of executive for a felony or any crime involving moral turpitude.

“Termination with Good Reason” shall mean termination following a material breach of Dr. Chaplin’s employment agreement by the Company, which breach remains uncured ten (10) days after written notice thereof is received by the Company.

John A. Kollins

Involuntary Not for
Cause Termination
Executive Benefits and	Termination within	Voluntary	or Termination by
Payments	12 Months Following	Termination by	Executive with	For Cause
Upon Termination	Change in Control	Executive or Death	Good Reason	Termination

Base Salary	$275,000	$ —	$275,000	$ —
Annual Bonus (x% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A
Acceleration of Vesting of Equity	100%	0%	0%	0%
Number of Stock Options and Value upon Termination	200,000	—	—	—
	$498,000	$ —	$ —	$ —
Number of Shares of Vested Stock Received and Value upon Termination	—	—	—	—
	$ —	$ —	$ —	$ —
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months for Executive and family	N/A	Up to 12 months for Executive and family	N/A
	$23,188		$23,188
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

A “Change in Control” is defined in Mr. Kollins’ employment agreement shall mean the occurrence during the term of his employment of the following:

(i) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of OXiGENE representing 50% or more of the total voting power represented by OXiGENE’s then outstanding voting securities (excluding for this purpose any such voting securities held by OXiGENE or its affiliates or by any employee benefit plan of OXiGENE) pursuant to a transaction or a series of related transaction which the Board of Directors does not approve;

(ii) Merger/Sale of Assets. (A) A merger or consolidation of OXiGENE whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of OXiGENE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of OXiGENE or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the stockholders of OXiGENE approve an agreement for the sale or disposition by OXiGENE of all or substantially all of OXiGENE’s assets; or

(iii) Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of OXiGENE as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to OXiGENE).

Mr. Kollins will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean any of the following:

(a) the Executive’s substantial failure to perform any of her duties hereunder or to follow reasonable, lawful directions of the Board or any officer to whom the Executive reports;

(b) the Executive’s willful misconduct or willful malfeasance in connection with her employment;

(c) the Executive’s conviction of, or plea of nolo contendre to, any crime constituting a felony under the laws of the United States or any state thereof, or any other crime involving moral turpitude;

(d) the Executive’s material breach of any of the provisions of this Agreement, OXiGENE’s bylaws or any other agreement with OXiGENE;

(e) the Executive’s engaging in misconduct which has caused significant injury to OXiGENE, financial or otherwise, or to OXiGENE’s reputation; or

(f) any act, omission or circumstance constituting cause under the law governing this Agreement.

“Termination with Good Reason” shall mean:

(i) without the Executive’s express written consent, any material reduction in Executive’s title, or responsibilities compared to those prior to a Change in Control;

(ii) relocation of more than 60 miles;

(iii) without the Executive’s express written consent, a material reduction by OXiGENE in the Executive’s total compensation as in effect on the date hereof or as the same may be increased from time to time, provided that it shall not be deemed a material reduction if (a) the amount of Executive’s Annual Bonus is less than the amount of any previously awarded Annual Bonuses or (b) a benefit is amended and such amendment affects all eligible executive participants; or

(iv) OXiGENE breaches a material term of this Agreement and such breach has remained uncured for a minimum of thirty (30) days after Executive has notified OXiGENE of breach. To be effective, such notice must be in writing and set forth the specific alleged Good Reason for termination and the factual basis supporting the alleged Good Reason.

James B. Murphy

			Involuntary Not for
			Cause Termination
Executive Benefits and	Termination within	Voluntary	or Termination by
Payments	12 Months Following	Termination by	Executive with Good	For Cause
Upon Termination	Change in Control	Executive or Death	Reason	Termination

Base Salary	$245,000	$—	$183,750	$—
Annual Bonus (x% of Base Salary)	N/A	N/A	N/A	N/A
Acceleration of Vesting of Equity	100% for Restricted Stock	0%	0%	0%
Number of Stock Options and Value upon Termination	96,250	96,250	96,250	96,250
	$239,663	$239,663	$239,663	$239,663
Number of Shares of Vested Stock Received and Value upon Termination	40,000	20,000	20,000	20,000
	$99,600	$49,800	$49,800	$49,800
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	N/A	N/A	N/A	N/A
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

Mr. Murphy’s employment agreement references the definition of a “Change in Control” in our 1996 Stock Incentive Plan. A “Change in Control” means the occurrence of either of the following: (a) any “person” (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company’s then outstanding voting securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Mr. Murphy will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean any of the following:

(a) the (i) continued failure by the executive to perform substantially his duties on behalf of OXIGENE if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or (ii) material breach of any other provision of Mr. Murphy’s employment agreement by the executive, if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or

(b) any act of fraud, material misrepresentation or material omission, misappropriation, dishonesty, embezzlement or similar conduct against OXiGENE or any affiliate, or conviction of executive for a felony or any crime involving moral turpitude.

“Termination with Good Reason” shall mean termination following a material breach of Mr. Murphy’s employment agreement by the Company, which breach remains uncured thirty (30) days after written notice thereof is received by the Company.

Patricia A. Walicke, M.D.

Involuntary Not for
Cause Termination or
Executive Benefits and	Termination within	Voluntary	Termination by
Payments	12 Months Following	Termination by	Executive with Good	For Cause
Upon Termination	Change in Control	Executive or Death	Reason	Termination

Base Salary	$300,000	$—	$300,000	$—
Annual Bonus (x% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A
Acceleration of Vesting of Equity	100%	0%	0%	0%
Number of Stock Options and Value upon Termination	200,000	—	—	—
	$498,000	$—	$—	$—
Number of Shares of Vested Stock Received and Value upon Termination	—	—	—	—
	$—	$—	$—	$—
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months for Executive and family	N/A	Up to 12 months for Executive and family	N/A
	$23,188		$23,188
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

A “Change in Control” as defined in Dr. Walicke’s employment agreement shall mean the occurrence during the term of her employment of the following:

(i) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of OXiGENE representing 50% or more of the total voting power represented by OXiGENE’s then outstanding voting securities (excluding for this purpose any such voting securities held by OXiGENE or its affiliates or by any employee benefit plan of OXiGENE) pursuant to a transaction or a series of related transaction which the Board of Directors does not approve;

(ii) Merger/Sale of Assets. (A) A merger or consolidation of OXiGENE whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of OXiGENE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of OXiGENE or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the stockholders of OXiGENE approve an agreement for the sale or disposition by OXiGENE of all or substantially all of OXiGENE’s assets; or

(iii) Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of OXiGENE as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to OXiGENE).

Dr. Walicke will be entitled to certain benefits as described in the table above if her employment is terminated by the Company for reasons other than cause or by her with good reason. “Cause” shall mean any of the following:

(a) the Executive’s substantial failure to perform any of her duties hereunder or to follow reasonable, lawful directions of the Board or any officer to whom the Executive reports;

(b) the Executive’s willful misconduct or willful malfeasance in connection with her employment;

(c) the Executive’s conviction of, or plea of nolo contendre to, any crime constituting a felony under the laws of the United States or any state thereof, or any other crime involving moral turpitude;

(d) the Executive’s material breach of any of the provisions of this Agreement, OXiGENE’s bylaws or any other agreement with OXiGENE;

(e) the Executive’s engaging in misconduct which has caused significant injury to OXiGENE, financial or otherwise, or to OXiGENE’s reputation; or

(f) any act, omission or circumstance constituting cause under the law governing this Agreement.

“Termination with Good Reason” shall mean:

(i) without the Executive’s express written consent, any material reduction in Executive’s title, or responsibilities compared to those prior to a Change in Control;

(ii) relocation of more than 60 miles;

(iii) without the Executive’s express written consent, a material reduction by OXiGENE in the Executive’s total compensation as in effect on the date hereof or as the same may be increased from time to time, provided that it shall not be deemed a material reduction if (a) the amount of Executive’s Annual Bonus is less than the amount of any previously awarded Annual Bonuses or (b) a benefit is amended and such amendment affects all eligible executive participants; or

(iv) OXiGENE breaches a material term of this Agreement and such breach has remained uncured for a minimum of thirty (30) days after Executive has notified OXiGENE of breach. To be effective, such notice must be in writing and set forth the specific alleged Good Reason for termination and the factual basis supporting the alleged Good Reason.

Peter Harris, M.D.

In connection with the departure of Dr. Harris, our former Chief Medical Officer, from OXiGENE, we entered into a separation agreement with Dr. Harris. Pursuant to the separation agreement, Dr. Harris’s employment with OXiGENE ended on August 31, 2007. We agreed to pay Dr. Harris severance compensation of approximately $160,000 made up of six equal monthly payments of approximately $26,700 each beginning in September 2007. OXiGENE agreed to maintain the original term, which is until June 14, 2016, of Dr. Harris’ options to purchase 25,000 shares of common stock that he was vested in on the date of his separation from the Company. All unvested options terminated on August 31, 2007.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2007 to each of our directors.

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)	($)

Joel-Tomas Citron	$247,992	$—	$—	$—	$247,992
Richard Chin(2)	$—	$—	$—	$—	$—
David Chaplin(2)	$—	$—	$—	$—	$—
Roy H. Fickling(3)	$19,083	$163,600	$—	$—	$182,683
Arthur Laffer	$72,250	$—	$—	$—	$72,250
William D. Schwieterman(3)	$17,583	$163,600			$181,183
William Shiebler	$62,875	$—	$—	$—	$62,875
Per-Olof Söderberg	$49,500	$—	$—	$—	$49,500
J. Richard Zecher	$52,500	$—	$—	$—	$52,500

(1)	See Note 1 to our Condensed Consolidated Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended December 31, 2007 for details as to the assumptions used to determine the fair value of each of the stock awards set forth in this table, and Note 3 describing all forfeitures during fiscal year 2007. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.”

(2)	Dr. Chin and Dr. Chaplin do not receive fees from the Company in connection with their service as members of the Board of Directors.

(3)	Both Mr. Fickling and Dr. Schwieterman joined the Board of Directors in June 2007.

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various Committees of our Board.

Fees.  Prior to fiscal 2003, directors received no cash compensation for serving on our Board of Directors or committees thereof. In July 2003, our directors adopted a director compensation plan. Under this plan, non-employee directors received an annual retainer of $25,000 plus $1,500 for attendance at each Board meeting. The annual retainer for non-employee directors was increased to an annual amount of $30,000 in 2007. In addition, each Board Committee chairman receives an annual retainer of $7,500, and each Committee member receives $1,000 for attendance at each Committee meeting. In lieu of the fees described above, Mr. Joel Citron, the Chairman of our Board of Directors, receives $200,000 plus expenses annually under his employment agreement. A detailed description of Mr. Citron’s employment agreement is provided on page 25 of this proxy statement.

Equity Incentives.  Under the terms of our 2005 Stock Plan, directors may be granted shares of common stock, stock-based awards and/or stock options to purchase shares of common stock. In 2007, Roy H. Fickling and William N. Schwieterman were awarded 40,000 shares each of restricted stock in connection with their appointment to the Board of Directors, which shares vest in four equal annual installments on the anniversary of the date of grant.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2007.

	(a)	(b)	(c)
Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders (the 1996 Stock Incentive Plan)	1,330,500	$7.48	—
Equity compensation plans approved by security holders (the 2005 Stock Plan)	967,000	$4.03	1,118,000
Equity compensation plans not approved by security holders	—	—	—

Total	2,297,500	$6.03	1,118,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-person transactions. We have not entered into any such transactions since the beginning of the fiscal year ended December 31, 2007.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics has been filed as an exhibit to our Annual Report on Form 10-K. Disclosure regarding any amendments to, or waivers from provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Stock Market.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Your eligibility as a stockholder to submit proposals and director nominations, the proper subjects of such proposals and other issues governing stockholder proposals and director nominations are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2009 stockholder proposals and nominations must be received no later than January 2, 2009. If we do not receive notice of any matter to be considered for presentation at the annual meeting, although not to be included in the Proxy Statement, between February 16, 2009 and March 18, 2009 management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be marked for the attention of The President, OXiGENE, Inc., 230 Third Avenue, Waltham, Massachusetts 02451.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT

A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2007 is being provided to each of our stockholders with this Proxy Statement. Additional copies may be obtained without charge by writing to OXiGENE, Inc., 230 Third Avenue, Waltham, Massachusetts 02451, Attention: Investor Relations.

Waltham, MA
April 28, 2008

Appendix A

COMMON STOCK PURCHASE AGREEMENT
by and between
KINGSBRIDGE CAPITAL LIMITED
and
OXiGENE INC.
dated as of February 19, 2008

A-i

A-ii

A-iii

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 19th day of February, 2008, by and between Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands, whose registered address is Palm Grove House, 2nd Floor, Road Town, Tortola, British Virgin Islands (the “Investor”) and OXiGENE, Inc. , a corporation organized and existing under the laws of the State of Delaware (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $40 million worth of shares of Common Stock (as defined below); and

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) (“Section 4(2)”) and Regulation D (“Regulation D”) of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form of Exhibit A hereto (the “Registration Rights Agreement”) pursuant to which the Company shall register the Common Stock issued and sold to the Investor under this Agreement and issuable under the Warrant (as defined below), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of, and its performance of its obligations under, this Agreement, the Company is concurrently issuing to the Investor a Warrant in the form of Exhibit B hereto (the “Warrant”) pursuant to which the Investor may purchase from the Company up to 250,000 shares of Common Stock, upon the terms and subject to the conditions set forth therein;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Alternative Draw Down Amount” means the product of (i) Average Trading Volume, (ii) the Closing Price on the Trading Day preceding the issuance of the Draw Down Notice, (iii) the number of Trading Days during the Draw Down Pricing Period, and (iv) the Liquidity Ratio.

“Average Trading Volume” means the average trading volume of the twenty (20) Trading Days during the thirty (30) Trading Days prior to the issuance of the Draw Down Notice that results from excluding the five (5) highest and five (5) lowest Trading Days during such period.

“Blackout Amount” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Blackout Shares” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Bylaws” shall have the meaning ascribed to such term in Section 4.3 hereof.

“Certificate” shall have the meaning assigned to such term in Section 4.3 hereof.

“Closing Date” shall have the meaning assigned to such term in Section 2.2 hereof.

“Closing Price” as of any particular day shall mean the closing price per share of the Company’s Common Stock as reported by Bloomberg L.P. on such day.

“Commission” means the United States Securities and Exchange Commission.

“Commission Documents” shall have the meaning assigned to such term in Section 4.6 hereof.

“Commitment Period” means the period commencing on the Effective Date and expiring on the earliest to occur of (i) the date on which the Investor shall have purchased Shares pursuant to this Agreement for an aggregate purchase price equal to the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Article VIII hereof, and (iii) the date occurring thirty-six (36) months from the Effective Date.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Condition Satisfaction Date” shall have the meaning assigned to such term in Article VII hereof.

“Damages” means any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and costs and reasonable expenses of expert witnesses and investigation).

“Draw Down” shall have the meaning assigned to such term in Section 3.1 hereof.

“Draw Down Amount” means the actual dollar amount of a Draw Down paid to the Company.

“Draw Down Discount Price” means (i) 88% of the VWAP on any Trading Day during a Draw Down Pricing Period when the VWAP equals or exceeds $1.25 but is less than or equal to $2.40, (ii) 90% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP exceeds $2.40 but is less than or equal to $5.50, (iii) 92% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP exceeds $5.50 but is less than or equal to $9.00, (iv) 94% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP exceeds $9.00 but is less than or equal to $12.00, or (v) 95% of the VWAP on any Trading Day during the Draw Down Pricing Period when VWAP exceeds $12.00.

“Draw Down Notice” shall have the meaning assigned to such term in Section 3.1 hereof.

“Draw Down Pricing Period” shall mean, with respect to each Draw Down, a period of eight (8) consecutive Trading Days beginning on the first Trading Day specified in a Draw Down Notice.

“DTC” shall mean the Depository Trust Company, or any successor thereto.

“Effective Date” means the first Trading Day immediately following the date on which the Registration Statement is declared effective by the Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Merger or Sale” shall have the meaning assigned to such term in the Warrant.

“FINRA” means the Financial Industry Regulatory Authority.

“Knowledge” means the actual knowledge of those officers of the Company required to file statements relating to their ownership of the Company’s securities pursuant to Section 16 of the Exchange Act.

“Liquidity Ratio” means fifty percent (50%).

“Make Whole Amount” shall have the meaning specified in Section 3.7.

“Market Capitalization” means, as of any Trading Day, the product of (i) the closing sale price of the Company’s Common Stock as reported by Bloomberg L.P. using the AQR function and (ii) the number of outstanding shares of Common Stock of the Company as reported by Bloomberg L.P. using the DES function.

“Material Adverse Effect” means any effect that is not negated, corrected, cured or otherwise remedied within a reasonable period of time on the business, operations, properties or financial condition of the Company and its consolidated subsidiaries that is material and adverse to the Company and such subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant in any material respect; provided, however, that none of the following shall constitute a “Material Adverse Effect”: (i) the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets or the biotechnology or pharmaceutical industries; (ii) the effects of conditions or events that are reasonably expected to occur in the Company’s ordinary course of business (such as, by way of example only, failed clinical trials, serious adverse events involving the

Company’s product candidates, delays in product development, unfavorable regulatory determinations, difficulties involving collaborators or intellectual property disputes), except for purposes of Section 4.9 herein; (iii) any changes or effects resulting from the announcement or consummation of the transactions contemplated by this Agreement, including, without limitation, any changes or effects associated with any particular Draw Down, and (iv) changes in the market price of the Common Stock.

“Maximum Commitment Amount” means the lesser of (i) $40 million in aggregate Draw Down Amounts or (ii) such number of shares of Common Stock (as adjusted for stock splits, stock combinations, stock dividends and recapitalizations that occur on or after the date of this Agreement) that the Company may issue pursuant to this Agreement and the transactions contemplated hereby without violating the rules and regulations of the Principal Market.

“Maximum Draw Down Amount” means the lesser of $10 million or either (i) 2.0% of the Company’s Market Capitalization at the time of the Draw Down, or (ii) the lesser of (A) 3.5% of the Company’s Market Capitalization at the time of the Draw Down, and (B) the Alternative Draw Down Amount.

“Permitted Transaction” shall have the meaning assigned to such term in Section 6.6 hereof.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any government or political subdivision or an agency or instrumentality thereof.

“Principal Market” means the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 6.7 hereof.

“Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented from time to time pursuant to Rule 424(b) of the Securities Act.

“Registrable Securities” means (i) the Shares, (ii) the Warrant Shares, and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the Registration Statement has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to the Registration Statement, (x) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, (y) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company such Registrable Securities may be sold without registration and without any time, volume or manner limitations pursuant to Rule 144(b)(1)(i) (or any similar provision then in effect) under the Securities Act.

“Registration Rights Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning set forth in the recitals of this Agreement. “Section 4(2)” shall have the meaning set forth in the recitals of this Agreement.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Settlement Date” shall have the meaning assigned to such term in Section 3.5 hereof.

“Shares” means the shares of Common Stock of the Company that are and/or may be purchased hereunder.

“Trading Day” means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

“VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Stock during each Trading Day divided by the total number of shares of Common Stock traded during such Trading Day) of the Common Stock during any Trading Day as reported by Bloomberg, L.P. using the AQR function.

“Warrant” shall have the meaning set forth in the recitals of this Agreement.

“Warrant Shares” means the shares of Common Stock issuable to the Investor upon exercise of the Warrant.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1  Purchase and Sale of Stock.  Upon the terms and subject to the conditions set forth in this Agreement, the Company shall to the extent it elects to make Draw Downs in accordance with Article III hereof, issue and sell to the Investor and the Investor shall purchase Common Stock from the Company for an aggregate (in Draw Down Amounts) of up to the Maximum Commitment Amount, consisting of purchases based on Draw Downs in accordance with Article III hereof.

Section 2.2  Closing.  In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, that number of the Shares to be issued in connection with each Draw Down. The execution and delivery of this Agreement (the “Closing”) shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038 at 5:00 p.m. local time on February 19, 2008, or at such other time and place or on such date as the Investor and the Company may agree upon (the “Closing Date”). Each party shall deliver at or prior to the Closing all documents, instruments and writings required to be delivered at the Closing by such party pursuant to this Agreement.

Section 2.3  Registration Statement and Prospectus.  The Company shall prepare and file with the Commission the Registration Statement (including the Prospectus) in accordance with the provisions of the Securities Act and the Registration Rights Agreement.

Section 2.4  Warrant.  On the Closing Date, the Company shall issue and deliver the Warrant to the Investor.

Section 2.5  Blackout Shares.  The Company shall deliver any Blackout Amount or issue and deliver any Blackout Shares to the Investor in accordance with Section 1.1(e) of the Registration Rights Agreement.

ARTICLE III

DRAW DOWN TERMS

Subject to the satisfaction of the conditions hereinafter set forth in this Agreement, the parties agree as follows:

Section 3.1  Draw Down Notice.  During the Commitment Period, the Company may, in its sole discretion, issue a Draw Down Notice (as hereinafter defined) which shall specify the dollar amount of Shares the Company elects to sell to the Investor (each such election, a “Draw Down”) up to a Draw Down Amount equal to the Maximum Draw Down Amount, which Draw Down the Investor shall be obligated to accept. The Company shall inform the Investor in writing by sending a duly completed Draw Down Notice in the form of Exhibit C hereto by e-mail to the addresses set forth in Section 10.4, with a copy to the Investor’s counsel, as to such Draw Down Amount before commencement of trading on the first Trading Day of the related Draw Down Pricing Period (the “Draw Down Notice”). In addition to the Draw Down Amount, each Draw Down Notice shall designate the first Trading Day of the Draw Down Pricing Period. In no event shall any Draw

Down Amount exceed the Maximum Draw Down Amount. Each Draw Down Notice shall be accompanied by a certificate, signed by the Chief Executive Officer or Chief Financial Officer, dated as of the date of such Draw Down Notice, in the form of Exhibit D hereof.

Section 3.2  Number of Shares.  Subject to Section 3.6(b), the number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the number of shares issuable on each Trading Day of the Draw Down Pricing Period. The number of shares issuable on a Trading Day during a Draw Down Pricing Period shall be equal to the quotient of one eighth (1/8th) of the Draw Down Amount divided by the Draw Down Discount Price for such Trading Day.

Section 3.3  Limitation on Draw Downs.  Only one Draw Down shall be permitted for each Draw Down Pricing Period.

Section 3.4  Trading Cushion.  Unless the parties agree in writing otherwise, there shall be a minimum of three (3) Trading Days between the expiration of any Draw Down Pricing Period and the beginning of the next succeeding Draw Down Pricing Period.

Section 3.5  Settlement.  The number of Shares purchased by the Investor in any Draw Down shall be determined and settled on two separate dates. Shares purchased by the Investor during the first four Trading Days of any Draw Down Pricing Period shall be determined and settled no later than the sixth Trading Day of such Draw Down Pricing Period. Shares purchased by the Investor during the second four Trading Days of any Draw Down Pricing Period shall be determined and settled no later than the second Trading Day after the last Trading Day of such Draw Down Pricing Period. Each date on which settlement of the purchase and sale of Shares occurs hereunder being referred to as a “Settlement Date.” The Investor shall provide the Company with delivery instructions for the Shares to be issued at each Settlement Date at least two Trading Days in advance of such Settlement Date. The number of Shares actually issued shall be rounded down to the nearest whole number of Shares.

Section 3.6  Delivery of Shares; Payment of Draw Down Amount.

(a) On each Settlement Date, the Company shall deliver the Shares purchased by the Investor to the Investor or its designees exclusively via book-entry through the DTC to an account designated by the Investor, and upon receipt of the Shares, the Investor shall cause payment thereof to be made to the Company’s designated account by wire transfer of immediately available funds, if the Shares are received by the Investor no later than 1:00 p.m. (Eastern Time), or next day available funds, if the Shares are received thereafter.

(b) For each Trading Day during a Draw Down Pricing Period where the VWAP is less than the greater of (i) 85% of the Closing Price of the Company’s Common Stock on the Trading Day immediately preceding the commencement of such Draw Down Pricing Period, or (ii) $1.25, such Trading Day shall not be used in calculating the number of Shares to be issued in connection with such Draw Down, and the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one eighth (1/8th) of the initial Draw Down Amount specified in the Draw Down Notice. If trading in the Company’s Common Stock is suspended for any reason for more than three (3) consecutive or non-consecutive hours during any Trading Day during a Draw Down Pricing Period, such Trading Day shall not be used in calculating the number of Shares to be issued in connection with such Draw Down, and the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one eighth (1/8th) of the initial Draw Down Amount specified in the Draw Down Notice.

Section 3.7  Failure to Deliver Shares.  If on any Settlement Date, the Company fails to cause the delivery of the Shares purchased by the Investor, and such failure is not cured within two (2) Trading Days following such Settlement Date, the Company shall pay to the Investor on demand in cash by wire transfer of immediately available funds to an account designated by the Investor the “Make Whole Amount;” provided, however, that in the event that the Company is prevented from delivering Shares in respect of any such Settlement Date in a timely manner by any fact or circumstance that is not reasonably within the control of, or directly attributable to, the Company, or is otherwise reasonably within the control of, or directly attributable to, the Investor, then such two (2) Trading Day period shall be automatically extended until such time as such fact or circumstance is cured. As used herein, the Make Whole Amount shall be an amount equal to the sum of (i) the Draw Down Amount actually paid by the Investor in respect of such Shares plus (ii) an amount equal to the actual loss suffered by the Investor in respect of sales to subsequent purchasers, pursuant to transactions entered into before the Settlement Date, of the Shares that were required to be delivered by the Company, which shall be based upon documentation reasonably satisfactory to the Company demonstrating the difference (if greater than zero) between (A) the price per share paid by the Investor to purchase such number of shares of Common Stock necessary for the Investor to meet its share delivery obligations to such subsequent purchasers minus (B) the average Draw Down Discount Price during the applicable Draw Down Pricing Period. In the event that the Make Whole Amount is not paid within two (2) Trading Days following a demand therefor from the Investor, the Make Whole Amount shall accrue interest compounded daily at a rate equal to ten percent (10%) per annum up to and including the date on which the Make Whole Amount is actually paid. For the purposes of this Section 3.7 facts or circumstances that are reasonably within the control of the Company include such facts and circumstances attributable to acts or omissions of the Company, its officers, directors, employees, agents and representatives, including, without limitation, any transfer agent(s), accountant(s) and/or attorney(s) engaged by the Company in connection with the Company’s performance of its obligations hereunder. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Company pays the Make Whole Amount (plus interest, if applicable) in respect of any Settlement Date in accordance with this Section 3.7, such payment shall be the Investor’s sole remedy in respect of the Company’s failure to deliver Shares in respect of such Settlement Date, and the Company shall not be obligated to deliver such Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Investor:

Section 4.1  Organization, Good Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Except as set forth in the Commission Documents (as defined below), the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity, other than any wholly-owned subsidiary that is not “significant” within the meaning of Regulation S-X promulgated by the Commission. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 4.2  Authorization; Enforcement.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to issue the Shares, the Warrant, the Warrant Shares and any Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Certificate); (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrant, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than as contemplated by Section 6.5); and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrant has been duly executed, issued and delivered, by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights under indemnity and contribution thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application.

Section 4.3  Capitalization.  The authorized capital stock of the Company and the shares thereof issued and outstanding as of September 30, 2007 are set forth on a schedule (the “Disclosure Schedule”) previously delivered to the Investor. All of the outstanding shares of the Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. Except as set forth in this Agreement or as previously disclosed on the Disclosure Schedule, as of September 30, 2007, no shares of Common Stock were entitled to preemptive rights or registration rights and there were no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for or giving any right to subscribe for, any shares of capital stock of the Company, except for stock options issued by the Company to its employees, directors and consultants. Except as set forth in this Agreement, the Commission Documents, or as previously disclosed to the Investor in the Disclosure Schedule, as of September 30, 2007, there were no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. Except as described in the Commission Documents or as previously disclosed to the Investor in the Disclosure Schedule, as of the date hereof the Company is not a party to any agreement granting registration rights to any Person with respect to any of its equity or debt securities. Except as set forth in the Commission Documents or as previously disclosed to the Investor in writing, as of the date hereof the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued during the twenty-four month period immediately prior to the Closing complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto that could reasonably be expected to have a Material Adverse Effect. The Company has furnished or made available to the Investor true and correct copies of the Company’s Restated Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate”), and the Company’s Amended and Restated By-Laws, as amended and in effect on the date hereof (the “Bylaws”).

Section 4.4  Issuance of Shares.  Subject to Section 6.5, the Shares, the Warrant and the Warrant Shares have been, and any Blackout Shares will be, duly authorized by all necessary corporate action (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Certificate) and, when issued and paid for in accordance with the terms of this Agreement, the Registration Rights Agreement and the Warrant, and subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the Shares and the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Investor shall be entitled to all rights accorded to a holder of shares of Common Stock.

Section 4.5  No Conflicts.  The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby or thereby, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not in any material respect: (i) result in the violation of any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party where such default or conflict would constitute a Material Adverse Effect, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound which would constitute a Material Adverse Effect, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected where such violation would constitute a Material Adverse Effect, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company is subject or to which any of its assets, operations or management may be subject where the failure to obtain any such consent would constitute a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant, or issue and sell the Shares, the Warrant Shares or the Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Certificate) in accordance with the terms hereof and thereof (other than any filings that may be required to be made by the Company with the Commission, the FINRA/NASDAQ or state securities commissions subsequent to the Closing, and, any registration statement (including any amendment or supplement thereto) or any other filing or consent which may be filed pursuant to this Agreement, the Registration Rights Agreement or the Warrant); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

Section 4.6  Commission Documents, Financial Statements.

(a) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and since January 1, 2007 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). Except as previously disclosed to the Investor in writing, since January 1, 2007 the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the NASDAQ Global Market. The Company has made available to the Investor true and complete copies of the Commission Documents filed with the Commission since January 1, 2007 and prior to the Closing Date. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of its date, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, to the Company’s Knowledge such Annual Report on Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, to the Company’s Knowledge the financial statements, together with the related notes and schedules thereto, of the Company included in the Commission Documents filed with the Commission since January 1, 2007 complied as to form and substance in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(b) The Company has timely filed with the Commission and made available to the Investor via EDGAR or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents. The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s filings with the Commission and other public disclosure documents. As used in this Section 4.6(b), the term

“file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

Section 4.7  No Material Adverse Change.  Except as disclosed in the Commission Documents or a press release of the Company, since September 30, 2007 no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 4.8  No Undisclosed Liabilities.  To the Company’s Knowledge, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses since September 30, 2007 or which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

Section 4.9  No Undisclosed Events or Circumstances.  To the Company’s Knowledge, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

Section 4.10  Actions Pending.  There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or in the Disclosure Schedule, there is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets, or to the Knowledge of the Company involving any officers or directors, in their capacity as officers or directors, of the Company or any of its subsidiaries, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit, that could be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in the Commission Documents or as previously disclosed to the Investor in writing, no judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which could be reasonably expected to result in a Material Adverse Effect.

Section 4.11  Compliance with Law.  The business of the Company and its subsidiaries have been and are presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that would not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Commission Documents, the Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.12  Certain Fees.  Except as expressly set forth in this Agreement, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement.

Section 4.13  Disclosure.  To the Company’s Knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

Section 4.14  Material Non-Public Information.  Except for this Agreement and the transactions contemplated hereby, neither the Company nor its employees have disclosed to the Investor, any material non-

public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.15  Exemption from Registration; Valid Issuances.  Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the issuance and sale of the Shares, the Warrant, the Warrant Shares and any Blackout Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Section 4(2), Regulation D and/or any other applicable federal and state securities laws. Neither the sales of the Shares, the Warrant, the Warrant Shares or any Blackout Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement, the Registration Rights Agreement, or the Warrant shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares, the Warrant Shares, any Blackout Shares or any of the assets of the Company, or (ii) except as previously disclosed to the Investor in writing, entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the shares of Common Stock or other securities of the Company.

Section 4.16  No General Solicitation or Advertising in Regard to this Transaction.  Neither the Company nor any of its affiliates or any Person acting on its or their behalf (i) has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, the Warrant, the Warrant Shares or any Blackout Shares or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act.

Section 4.17  No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement and employee benefit plans, under circumstances that would require integration under the Securities Act of shares of the Common Stock issuable hereunder with any other offers or sales of securities of the Company.

Section 4.18  Acknowledgment Regarding Investor’s Purchase of Shares.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 5.1  Organization and Standing of the Investor.  The Investor is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

Section 5.2  Authorization and Power.  The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement, the Warrant and the Registration Rights Agreement and to purchase the Shares, the Warrant and the Warrant Shares in accordance with the terms hereof and thereof. The execution, delivery and performance of this Agreement, the Warrant and the Registration Rights Agreement by Investor and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor’s rights and remedies or by other equitable principles of general application.

Section 5.3  No Conflicts.  The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby, by the Investor and the consummation of the transactions contemplated thereby do not (i) violate any provision of the Investor’s charter documents or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is a party or by which the Investor is bound or by which any of its respective properties or assets are bound, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Investor or by which any property or asset of the Investor are bound or affected, or (v) require the consent of any third-party that has not been obtained pursuant to any material contract to which Investor is subject or to which any of its assets, operations or management may be subject. The Investor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares or the Warrant in accordance with the terms hereof, provided that, for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

Section 5.4  Financial Capability.  The Investor has the financial capability to perform all of its obligations under this Agreement, including the capability to purchase the Shares, the Warrant and the Warrant Shares in accordance with the terms hereof. The Investor has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor is an “accredited investor” as defined in Regulation D. The Investor is a “sophisticated investor” as described in Rule 506(b)(2)(ii) of Regulation D. The Investor acknowledges that an investment in the Common Stock and the Warrant is speculative and involves a high degree of risk.

Section 5.5  Information.  The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares, the Warrant and the Warrant Shares which have been requested by the Investor. The Investor has reviewed or received copies of the Commission Documents. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares, the Warrant and the Warrant Shares. Except for this Agreement and the transactions contemplated hereby, neither the Company nor any of its officers, directors or employees has disclosed to the Investor any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 5.6  Trading Restrictions.  The Investor covenants that neither the Investor nor any of its affiliates nor any entity managed or controlled by the Investor will, or cause or assist any Person to, enter into or execute any “short sale” (as such term is defined in Rule 200 of Regulation SHO, or any successor regulation, promulgated by the Commission under the Exchange Act) of any securities of the Company, and that the Investor and its affiliates shall comply with all other applicable laws.

Section 5.7  Statutory Underwriter Status.  The Investor acknowledges that, pursuant to the Commission’s current interpretations of the Securities Act, the Investor will be disclosed as an “underwriter” within the meaning of the Securities Act in the Registration Statement (and amendments thereto) and in any Prospectus contained therein to the extent required by applicable law.

Section 5.8  Not an Affiliate.  The Investor is not an officer, director or “affiliate” (as defined in Rule 405 of the Securities Act) of the Company.

Section 5.9  Manner of Sale.  At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 5.10  Prospectus Delivery.  The Investor agrees that unless the Shares and Warrant Shares are eligible for resale pursuant to all the conditions of Rule 144, it will resell the Shares and Warrant Shares only pursuant to the Registration Statement, in a manner described under the caption “Plan of Distribution” in the Registration Statement, and in a manner in compliance with all applicable securities laws, including, without limitation, any applicable prospectus delivery requirements of the Securities Act and the insider trading restrictions of the Exchange Act.

ARTICLE VI

COVENANTS OF THE COMPANY

The Company covenants with the Investor as follows, which covenants are for the benefit of the Investor and its permitted assignees (as defined herein):

Section 6.1  Securities Compliance.  The Company shall notify the Commission and the Principal Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, the Warrant Shares and the Blackout Shares, if any, to the Investor. Each Commission Document to be filed with the Commission after the Closing Date and incorporated by reference in the Registration Statement and Prospectus, when such document becomes effective or is filed with the Commission, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 6.2  Reservation of Common Stock.  As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Shares in connection with all Draw Downs contemplated hereunder and the Warrant Shares. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

Section 6.3  Registration and Listing.  During the Commitment Period, the Company shall use commercially reasonable efforts to: (i) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, and (iii) prevent the termination or suspension of such registration, or the termination or suspension of its reporting and filing obligations under the Exchange Act or Securities Act (except as expressly permitted herein). The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock and the listing of the Shares purchased by Investor hereunder on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the FINRA and the Principal Market. The Company will not be required to carry out any action pursuant to this Agreement, the Registration Rights Agreement or the Warrant that would adversely impact the listing of the Company’s securities on the Principal Market as now in effect, and as may be changed by the Company in the future in the Company’s discretion.

Section 6.4  Registration Statement.  Without the prior written consent of the Investor, the Registration Statement shall be used solely in connection with the transactions between the Company and the Investor contemplated hereby.

Section 6.5  Compliance with Laws.

(a) The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(b) Without the consent of its stockholders in accordance with FINRA and The NASDAQ Stock Market LLC rules, the Company will not be obligated to issue, and the Investor will not be obligated to purchase, any Shares or Blackout Shares which would result in the issuance under this Agreement, the Warrant and the Registration Rights Agreement of Shares and Blackout Shares (collectively) representing more than the applicable percentage under the rules of the FINRA and The NASDAQ Stock Market LLC , including, without limitation, NASDAQ Marketplace Rule 4350(i), that would require stockholder approval of the issuance thereof. Nothing herein shall compel the Company to seek such consent of its stockholders.

Section 6.6  Other Financing.  Nothing in this Agreement shall be construed to restrict the right of the Company to offer, sell and/or issue securities of any kind whatsoever, provided such transaction is not a Prohibited Transaction (as defined below) (any such transaction that is not a Prohibited Transaction is referred to in this Agreement as a “Permitted Transaction”). Without limiting the generality of the preceding sentence, the Company may, without the prior written consent of the Investor, (i) establish stock option or award plans or agreements (for directors, employees, consultants and/or advisors), and issue securities thereunder, and amend such plans or agreements, including increasing the number of shares available thereunder, (ii) issue equity securities to finance, or otherwise in connection with, the acquisition of one or more other companies, equipment, technologies or lines of business, (iii) issue shares of Common Stock and/or Preferred Stock in connection with the Company’s option or award plans, stock purchase plans, rights plans, warrants or options, (iv) issue shares of Common Stock and/or Preferred Stock in connection with the acquisition of products, licenses, equipment or other assets and strategic partnerships or joint ventures; (v) issue shares of Common and/or Preferred Stock to consultants and/or advisors as consideration for services rendered or to be rendered, (vi) issue and sell equity or debt securities in a public offering, (vii) issue and sell and equity or debt securities in a private placement (other than in connection with any Prohibited Transaction), (viii) issue equity securities to equipment lessors, equipment vendors, banks or similar lending institutions in connection with leases or loans, or in connection with strategic commercial or licensing transactions, (ix) issue securities in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company, and (x) issue shares of Common Stock to the Investor under any other agreement entered into between the Investor and the Company.

Section 6.7  Prohibited Transactions.  Except as set forth on Schedule 6.7 hereof, during the term of this Agreement, the Company shall not enter into any Prohibited Transaction without the prior written consent of the Investor, which consent may be withheld at the sole discretion of the Investor. For the purposes of this Agreement, the term “Prohibited Transaction” shall refer to the issuance by the Company of any “future priced securities,” which shall mean the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating discount or other post-issuance adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line or other financing that is substantially similar to the financing provided for under this Agreement.

Section 6.8  Corporate Existence.  The Company shall take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company; provided, however, that nothing in this

Agreement shall be deemed to prohibit the Company from engaging in any Excluded Merger or Sale with another Person provided that in the event of an Excluded Merger or Sale, if the surviving, successor or purchasing Person does not agree to assume the obligations under the Warrant, then the Company shall deliver a notice to the Investor at least ten (10) days before the consummation of such Excluded Merger or Sale (provided that, to the extent that such transaction has not been publicly disclosed, then the Investor agrees to maintain the confidentiality of such information and to use such information only in connection with a decision to exercise the Warrant), the Investor may exercise the Warrant at any time before the consummation of such Excluded Merger or Sale (and such exercise may be made contingent upon the consummation of such Excluded Merger or Sale), and any portion of the Warrant that has not been exercised before consummation of such Excluded Merger or Sale shall terminate and expire, and shall no longer be outstanding.

Section 6.9  Non-Disclosure of Non-Public Information.  Except as otherwise expressly provided in this Agreement, the Registration Rights Agreement or the Warrant, none of the Company, its officers, directors, employees nor agents shall disclose material non-public information to the Investor, its advisors or representatives.

Section 6.10  Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down.  The Company shall promptly notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or the Prospectus related to the offer, issuance and sale of the Shares and the Warrant Shares hereunder: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement or Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement or Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein, in light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (ii) of the previous sentence, only that the event has occurred. The Company shall not request a Draw Down during the continuation of any of the foregoing events.

Section 6.11  Amendments to the Registration Statement.  After the Registration Statement has been declared effective by the Commission, and for so long as it remains effective, the Company shall not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Investor shall not previously have been advised. In addition, so long as, in the reasonable opinion of counsel for the Investor, a Prospectus is required to be delivered in connection with sales of the Shares by the Investor, if the Company files any information, documents or reports that are incorporated by reference in the Registration Statement pursuant to the Exchange Act, the Company shall, if requested in writing by the Investor, deliver a copy of such information, documents or reports to the Investor promptly following such filing.

Section 6.12  Prospectus Delivery.  From time to time for such period as in the reasonable opinion of counsel for the Investor a prospectus is required by the Securities Act to be delivered in connection with sales by the Investor, the Company will expeditiously deliver to the Investor, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Investor may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and state securities laws in connection with the offering and sale of the Shares and the Warrant Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares and the Warrant Shares.

ARTICLE VII

CONDITIONS TO THE OBLIGATION OF THE INVESTOR TO ACCEPT A DRAW DOWN

The obligation of the Investor hereunder to accept a Draw Down Notice and to acquire and pay for the Shares in accordance therewith is subject to the satisfaction or waiver, at each Condition Satisfaction Date, of each of the conditions set forth below. Other than those conditions set forth in Section 7.12 which are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion, the conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion. As used in this Agreement, the term “Condition Satisfaction Date” shall mean, with respect to each Draw Down, the date on which the applicable Draw Down Notice is delivered to the Investor and each Settlement Date in respect of the applicable Draw Down Pricing Period.

Section 7.1  Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made as though made at that time except for representations and warranties that are expressly made as of a particular date.

Section 7.2  Performance by the Company.  The Company shall have, in all material respects, performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company.

Section 7.3  Compliance with Law.  The Company shall have complied in all respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby except for any failures to so comply which could not reasonably be expected to have a Material Adverse Effect.

Section 7.4  Effective Registration Statement.  Upon the terms and subject to the conditions set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective and (i) neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the Commission’s concerns have been addressed and the Investor is reasonably satisfied that the Commission no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or the Prospectus shall exist.

Section 7.5  No Knowledge.  The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the Registration Statement with respect to the resale of the Registrable Securities by the Investor to be suspended or otherwise ineffective (which event is reasonably likely to occur within eight Trading Days following the Trading Day on which a Draw Down Notice is delivered) as of the Settlement Date.

Section 7.6  No Suspension.  Trading in the Company’s Common Stock shall not have been suspended by the Commission, the Principal Market or the FINRA and trading in securities generally as reported on the Principal Market shall not have been suspended or limited.

Section 7.7  No Injunction.  No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 7.8  No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or, to the Knowledge of the Company threatened, and, to the Knowledge of the Company no inquiry or investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to enjoin, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

Section 7.9  Sufficient Shares Registered for Resale.  The Company shall have sufficient Shares, calculated using the closing trade price of the Common Stock as of the Trading Day immediately preceding such Draw Down Notice, registered under the Registration Statement to issue and sell such Shares in accordance with such Draw Down Notice.

Section 7.10  Warrant.  The Warrant shall have been duly executed, delivered and issued to the Investor, and the Company shall not be in default in any material respect under any of the provisions thereof, provided that any refusal by or failure of the Company to issue and deliver Warrant Shares in respect of any exercise (in whole or in part) thereof shall be deemed to be material for the purposes of this Section 7.10.

Section 7.11  Opinion of Counsel.  The Investor shall have received the form of opinion mutually agreed to between the parties on the date of this Agreement.

Section 7.12  Accuracy of Investor’s Representation and Warranties.  The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made as though made at that time except for representations and warranties that are made as of a particular date.

ARTICLE VIII

TERMINATION

Section 8.1  Term.  Unless otherwise terminated in accordance with Section 8.2 below, this Agreement shall terminate upon the earlier to occur of (i) the expiration of the Commitment Period or (ii) the issuance of Shares pursuant to this Agreement in an amount equal to the Maximum Commitment Amount.

Section 8.2  Other Termination.

(a) The Investor may terminate this Agreement upon (x) one (1) business day’s notice if the Company enters into any Prohibited Transaction as set forth in Section 6.7 without the Investor’s prior written consent, or (y) one (1) business day’s notice if the Investor provides written notice of a Material Adverse Effect to the Company, and such Material Adverse Effect continues for a period of ten (10) Trading Days after the receipt by the Company of such notice.

(b) The Investor may terminate this Agreement upon one (1) business day’s notice to the Company at any time in the event that the Registration Statement is not initially declared effective in accordance with the Registration Rights Agreement, provided, however, that in the event the Registration Statement is declared effective prior to the delivery of such notice, the Investor shall thereafter have no right to terminate this Agreement pursuant to this Section 8.2(b).

(c) The Company may terminate this Agreement upon one (1) business day’s notice; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 8.2(c) during any Draw Down Pricing Period; provided further, that, in the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns Shares purchased hereunder and/or Warrant Shares, unless all of such shares of Common Stock may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144(b)(1)(i) (or any similar provision then in effect) under the Securities Act, the Company shall not suspend, except as provided for in the Registration Rights Agreement and the conditions and limitations set forth therein, or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or voluntarily delist the Common Stock from, the Principal Market without listing the Common Stock on another Principal Market.

(d) Each of the parties hereto may terminate this Agreement upon one (1) day’s notice if the other party has breached a material representation, warranty or covenant to this Agreement and such breach is not remedied within ten (10) Trading Days after notice of such breach is delivered to the breaching party.

Section 8.3  Effect of Termination.  In the event of termination by the Company or the Investor, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or 8.2 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 10.13. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement occurring prior to such termination, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement arising prior to such termination.

ARTICLE IX

INDEMNIFICATION

Section 9.1  Indemnification.

(a) Except as otherwise provided in this Article IX, unless disputed as set forth in Section 9.2, the Company agrees to indemnify, defend and hold harmless the Investor and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an “Investor Indemnified Party”), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement (except as otherwise specifically provided) by the Company in this Agreement, the Registration Rights Agreement or the Warrant; provided, however, that the Company shall not be liable under this Article IX to an Investor Indemnified Party to the extent that such Damages resulted or arose from the breach by an Investor Indemnified Party of any representation, warranty, covenant or agreement of an Investor Indemnified Party contained in this Agreement, the Registration Rights Agreement or the Warrant or the negligence, recklessness, willful misconduct or bad faith of an Investor Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article IX will be net of insurance proceeds (which the Investor Indemnified Party agrees to use commercially reasonable efforts to recover). Accordingly, the amount which the Company is required to pay to any Investor Indemnified Party hereunder (a “Company Indemnity Payment”) will be reduced by any insurance proceeds actually recovered by or on behalf of any Investor Indemnified Party in reduction of the related Damages. In addition, if an Investor Indemnified Party receives a Company Indemnity Payment required by this Article IX in respect of any Damages and subsequently receives any such insurance proceeds, then the Investor Indemnified Party will pay to the Company an amount equal to the Company Indemnity Payment received less the amount of the Company Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Company Indemnity Payment was made.

(b) Except as otherwise provided in this Article IX, unless disputed as set forth in Section 9.2, the Investor agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a “Company Indemnified Party”), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Investor in this Agreement, the Registration Rights Agreement or the Warrant; provided, however, that the Investor shall not be liable under this Article IX to a Company Indemnified Party to the extent that such Damages resulted or arose from the breach by a Company Indemnified Party of any representation, warranty, covenant or agreement of a Company Indemnified Party contained in this Agreement, the Registration Rights Agreement or the Warrant or negligence, recklessness, willful misconduct or bad faith of a Company Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article IX will be net of insurance proceeds (which the Company agrees to use commercially reasonable efforts to recover). Accordingly, the amount which the Investor is required to pay to any Company Indemnified Party hereunder (an “Investor Indemnity Payment”) will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of any Company Indemnified Party in reduction of the related Damages. In addition, if a Company Indemnified Party receives an Investor Indemnity Payment required by this Article IX in respect of any Damages and subsequently receives any such insurance proceeds, then the Company Indemnified Party will pay to the Investor an amount equal to the Investor Indemnity Payment received less the amount of the Investor Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Investor Indemnity Payment was made.

Section 9.2  Notification of Claims for Indemnification.  Each party entitled to indemnification under this Article IX (an “Indemnified Party”) shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the party obligated to indemnify such Indemnified Party under this Article IX (the “Indemnifying Party”), notify the Indemnifying Party in writing of the commencement thereof. Any such notice shall describe the claim in reasonable detail. The failure of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article IX or (b) under this Article IX unless, and only to the extent that, such failure results in the Indemnifying Party’s forfeiture of substantive rights or defenses or the Indemnifying Party is prejudiced by such delay. The procedures listed below shall govern the procedures for the handling of indemnification claims.

(a) Any claim for indemnification for Damages that do not result from a Third Party Claim as defined in the following paragraph, shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment as set forth in Section 9.1. If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement.

(b) If an Indemnified Party shall receive notice or otherwise learn of the assertion by a person or entity not a party to this Agreement of any threatened legal action or claim (collectively a “Third Party Claim”), with respect to which an Indemnifying Party may be obligated to provide indemnification, the Indemnified Party shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim.

(c) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise) at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnified Party (or sooner if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement. In case any such Third Party Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Third Party Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more significant defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in such circumstances the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for such reasonable fees and expenses of such counsel incurred in any such Third Party Claim, as such expenses are incurred, provided that the Indemnified Parties agree to repay such amounts if it is ultimately determined that the Indemnifying Party was not obligated to provide indemnification under this Article IX. The Indemnifying Party agrees that it will not compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Party shall not be liable for any settlement of any claim effected against an Indemnified Party without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article IX shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

ARTICLE X

MISCELLANEOUS

Section 10.1  Fees and Expenses.

(a) Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall be solely responsible for (i) all reasonable attorneys fees and expenses incurred by the Investor in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the Warrant, and review of the Registration Statement, and in connection with any amendments, modifications or waivers of this Agreement, including, without limitation, all reasonable attorneys fees and expenses, (ii) subject in all cases to Section 10.1(b) hereof, all reasonable fees and expenses incurred in connection with the Investor’s enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses, (iii) due diligence expenses incurred by the Investor during the term of this Agreement equal to $12,500 per calendar quarter, and (iv) all stamp or other similar taxes and duties, if any, levied in connection with issuance of the Shares pursuant hereto; provided, however, that in each of the above instances the Investor shall provide customary supporting invoices or similar documentation in reasonable detail describing such expenses (however, the Investor shall not be obligated to provide detailed time sheets); and provided further, that the maximum aggregate amount payable by the Company pursuant to clause (i) above shall be $75,000 and the Investor shall bear all fees and expenses in excess of $75,000 in connection with clause (i) above.

(b) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Registration Rights Agreement or the Warrant, the prevailing party shall be entitled to reasonable fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 10.2  Reporting Entity for the Common Stock.  The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 10.3  Brokerage.  Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 10.4  Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith, in each case with a copy to the e-mail address set forth beside the facsimile number for the addressee below. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

OXiGENE, Inc.
230 Third Avenue
Waltham, MA 02451
Facsimile: 781-547-6800
Attention: Richard Chin, M.D.

with a copy (which shall not constitute notice) to:

Mintz Levin Cohn Ferris Glovsky and Popeo P.C.
One Financial Center
Boston, MA 02111
Facsimile: 617-542-2241
Attention: Megan N. Gates, Esq.

if to the Investor:

Kingsbridge Capital Limited
Attention: Mr. Tony Hillman
P.O. Box 1075
Elizabeth House
9 Castle Street
St. Helier
Jersey
JE42QP
Channel Islands
Telephone: 011-44-1534-636-041
Facsimile: 011-44-1534-636-042
Email: admin@kingsbridgecap.com; and adamgurney@kingsbridgecap.com with a copy (which shall not constitute notice) to:

Kingsbridge Corporate Services Limited
Kingsbridge House
New Abbey
Kilcullen, County Kildare
Republic of Ireland
Telephone: 011-353-45-481-811
Facsimile: 011-353-45-482-003
Email: adamgurney@kingsbridge.ie; emmagalway@kingsbridge.ie; and
pwhelan@kingsbridge.ie

and another copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Facsimile: (212) 806-5400
Attention:  Keith M. Andruschak, Esq. — kandruschak@stroock.com

Either party hereto may from time to time change its address for notices under this Section by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

Section 10.5  Assignment.  Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person.

Section 10.6  Amendment; No Waiver.  No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement, the Warrant and the Registration Rights Agreement. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

Section 10.7  Entire Agreement.  This Agreement, the Registration Rights Agreement and the Warrant set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

Section 10.8  Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that, if the severance of such provision materially changes the economic benefits of this Agreement to either party as such benefits are anticipated as of the date hereof, then such party may terminate this Agreement on five (5) business days prior written notice to the other party. In such event, the Registration Rights Agreement will terminate simultaneously with the termination of this Agreement; provided that in the event that this Agreement is terminated by the Company in accordance with this Section 10.8 and the Warrant Shares either have not been registered for resale by the Investor in accordance with the Registration Rights Agreement or are otherwise not freely tradable (if and when issued) in accordance with applicable law, then the Registration Rights Agreement in respect of the registration of the Warrant Shares shall remain in full force and effect.

Section 10.9  Title and Subtitles.  The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.10  Counterparts.  This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

Section 10.11  Choice of Law.  This Agreement shall be construed under the laws of the State of New York.

Section 10.12  Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which either party may be entitled by law or equity.

(b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.12 shall affect or limit any right to serve process in any other manner permitted by law.

Section 10.13  Survival.  The representations and warranties of the Company and the Investor contained in Articles IV and V and the covenants contained in Article V and Article VI shall survive the execution and delivery hereof and the Closing until the termination of this Agreement, and the agreements and covenants set forth in Article VIII and Article IX of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 10.14  Publicity.  Except as otherwise required by applicable law or regulation, or NASDAQ rule or judicial process, prior to the Closing, neither the Company nor the Investor shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. In the event the Company is required by law, regulation, NASDAQ rule or judicial process, based upon reasonable advice of the Company’s counsel, to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Company shall consult with the Investor on the form and substance of such press release, statement or announcement. Promptly after the Closing, each party may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided that, prior to issuing any such press release, making any such public statement or announcement, the party wishing to make such release, statement or announcement consults and cooperates in good faith with the other party in order to formulate such press release, public statement or announcement in form and substance reasonably acceptable to both parties.

Section 10.15  Further Assurances.  From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first written.

KINGSBRIDGE CAPITAL LIMITED

By:	/s/ Adam Gurney
Adam Gurney
Managing Director

OXiGENE INC.

By:	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Form of Warrant

Exhibit C

Form of Draw Down Notice

Kingsbridge Capital Limited
Attention: Mr. Tony Hillman
P.O. Box 1075
Elizabeth House
9 Castle Street
St. Helier
Jersey
JE42QP
Channel Islands
Facsimile: 011-44-1534-636-042
Email: admin@kingsbridgecap.com; and adamgurney@kingsbridgecap.com

Kingsbridge Corporate Services Limited
Kingsbridge House
New Abbey
Kilcullen, County Kildare
Republic of Ireland
Facsimile: 011-353-45-482-003
Email: adamgurney@kingsbridge.ie; and pwhelan@kingsbridge.ie

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Facsimile: (212) 806-5400
Attention: Keith M. Andruschak, Esq. — kandruschak@stroock.com

Reference is hereby made to that certain Common Stock Purchase Agreement dated as of February 19, 2008 (the “Agreement”) by and between OXiGENE, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands (the “Investor”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.

In accordance with and pursuant to Section 3.1 of the Agreement, the Company hereby issues this Draw Down Notice to the Investor pursuant to the terms set forth below.

Draw Down Amount:  $          ; and

First Trading Day of Draw Down Pricing Period:          , 200[  ].

Enclosed with this Draw Down Notice is an executed copy of the Officer’s Certificate described in Section 3.1 of the Agreement, the base form of which is attached to such Agreement as Exhibit D.

Exhibit D

Officer’s Certificate

I, [NAME OF OFFICER], do hereby certify to Kingsbridge Capital Limited (the “Investor”), with respect to the common stock of OXiGENE, Inc. (the “Company”) issuable in connection with the Draw Down Notice, dated (the “Notice”) attached hereto and delivered pursuant to Article III of the Common Stock Purchase Agreement, dated February 19, 2008 (the “Agreement”), by and between the Company and the Investor, as follows (capitalized terms used but undefined herein have the meanings given to such terms in the Agreement):

1. I am the duly elected [OFFICER] of the Company.

2. The representations and warranties of the Company set forth in Article IV of the Agreement are true and correct in all material respects as though made on and as of the date hereof (except for such representations and warranties that are made as of a particular date).

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the date hereof related to the Notice and has satisfied each of the conditions to the obligation of the Investor set forth in Article VII of the Agreement.

4. The Shares issuable in respect of the Notice will be delivered without restrictive legend via book entry through the Depositary Trust Company to an account designated by the Investor.

The undersigned has executed this Certificate this           day of, 200[  ].

Name:

Title:

OXiGENE, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY JULY 23, 2008 The undersigned hereby appoints Richard Chin and James B. Murphy, and each of them (with full power to act alone), proxies, with full power of substitution, to vote all shares of common stock of OXiGENE, Inc., a Delaware corporation (the “Company”), owned by the undersigned at the 2008 Annual Meeting of Stockholders of the Company to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at Chrysler Center, 666 Third Avenue, New York, NY 10017, on July 23, 2008, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN. (Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF OXiGENE, INC. 230 Third Avenue Waltham, MA 02451 July 23, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. E Please detach along perforated line and mail in the envelope provided. E 20700000000000000000 1 061307 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: 2. To approve the issuance of up to 5,708,035 shares of our common stock, representing FOR AGAINST ABSTAIN 19.9% of our currently outstanding shares of common stock, to Kingsbridge Capital Limited (“Kingsbridge”), pursuant to the Common Stock Purchase Agreement, dated as of February 19, 2008, by and between Kingsbridge and the Company, as described in the attached proxy statement. NOMINEES: FOR ALL NOMINEES { Joel-Tomas Citron { David Chaplin, Ph.D. WITHHOLD AUTHORITY { Richard Chin, M.D. FOR ALL NOMINEES Roy Hampton Fickling { Arthur B. Laffer, Ph.D. William D. Schwieterman, M.D. { William N. Shiebler FOR ALL EXCEPT { Per-Olof Söderberg (See Instructions below) { J. Richard Zecher, Ph.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.